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                                                                    Exhibit 10.1






                         REVOLVING CREDIT AND GUARANTEE
                                    AGREEMENT


                                      among


                          FPA MEDICAL MANAGEMENT, INC.,
                             a Debtor-in-Possession,
                                   as Borrower


                        THE SUBSIDIARIES OF THE BORROWER
                                  NAMED HEREIN,
                                  as Guarantors

                               THE SEVERAL LENDERS
                        FROM TIME TO TIME PARTIES HERETO

                                       and

                                BANKBOSTON, N.A.,
                             as Administrative Agent


                            DATED AS OF JULY 20, 1998


================================================================================




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                                TABLE OF CONTENTS

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INTRODUCTORY STATEMENT.......................................................................  1

SECTION 1.  DEFINITIONS......................................................................  2

                   1.1  Defined Terms........................................................  2
                   1.2  Other Definitional Provisions........................................ 13

SECTION 2.  AMOUNT AND TERMS OF COMMITMENTS.................................................. 14

                   2.1  Commitments.......................................................... 14
                   2.2  Procedure for Borrowing.............................................. 14
                   2.3  Repayment of Loans; Evidence of Debt................................. 14
                   2.4  Commitment Fee; Other Fees........................................... 15
                   2.5  Nature of Fees....................................................... 16
                   2.6  Termination or Reduction of Commitments.............................. 16
                   2.7  Optional Prepayments................................................. 16
                   2.8  Mandatory Prepayments and Commitment Reductions; Use
                           of Cash Collateral................................................ 16
                   2.9  Interest Rates and Payment Dates..................................... 17
                   2.10  Computation of Interest and Fees.................................... 17
                   2.11  Pro Rata Treatment and Payments; Use of Proceeds.................... 17
                   2.12  Requirements of Law................................................. 18
                   2.13  Taxes............................................................... 19
                   2.14  Indemnity........................................................... 21
                   2.15  Priority and Liens.................................................. 21
                   2.16  Payment of Obligations.............................................. 23
                   2.17  No Discharge; Survival of Claims.................................... 23

SECTION 3.  REPRESENTATIONS AND WARRANTIES................................................... 23

                   3.1  Organization and Authority........................................... 23
                   3.2  Due Execution........................................................ 23
                   3.3  Statements Made...................................................... 24
                   3.4  Subsidiaries, Investments, Etc....................................... 24
                   3.5  Liens................................................................ 25
                   3.6  Approvals............................................................ 25
                   3.7  The Orders........................................................... 25
                   3.8  No Material Litigation............................................... 25
                   3.9  Intellectual Property................................................ 26
                   3.10  No Burdensome Restrictions.......................................... 26
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
                   3.11  Taxes............................................................... 26
                   3.12  Federal Regulations................................................. 26
                   3.13  ERISA............................................................... 26
                   3.14  Investment Company Act; Other Regulations........................... 27
                   3.15  Environmental Matters............................................... 27

SECTION 4.  CONDITIONS PRECEDENT............................................................. 28

                   4.1  Conditions to Initial Loan........................................... 28
                   4.2  Conditions to Each Loan.............................................. 29

SECTION 5.  AFFIRMATIVE COVENANTS............................................................ 31

                   5.1  Financial Statements................................................. 31
                   5.2  Certificates; Other Information...................................... 31
                   5.3  Payment of Obligations............................................... 33
                   5.4  Maintenance of Property; Insurance................................... 33
                   5.5  Inspection of Property; Books and Records; Discussions............... 33
                   5.6  Notices.............................................................. 34
                   5.7  Environmental Laws................................................... 34
                   5.8  Employee Benefits.................................................... 35
                   5.9  Further Assurances................................................... 35

SECTION 6.  NEGATIVE COVENANTS............................................................... 35

                   6.1  Limitation on Indebtedness........................................... 35
                   6.2  Limitation on Liens.................................................. 36
                   6.3  Limitation on Guarantee Obligations.................................. 37
                   6.4  Limitation on Fundamental Changes.................................... 37
                   6.5  Limitation on Sale of Assets......................................... 37
                   6.6  Limitation on Restricted Payments.................................... 37
                   6.7  Limitation on Capital Expenditures................................... 38
                   6.8  Limitation on Investments, Loans and Advances........................ 38
                   6.9  Limitation on Transactions with Affiliates........................... 38
                   6.10  Limitation on Sale and Leaseback Transactions....................... 38
                   6.11  Limitation on Changes in Fiscal Year................................ 39
                   6.12  Cash Concentration.................................................. 39
                   6.13  Limitation on Lines of Business..................................... 39
                   6.14  Chapter 11 Claims................................................... 39
                   6.15  Reclamation Claims; Bankruptcy Code Section 546(g)*
                           Agreements........................................................ 39
                   6.16  Use of Proceeds..................................................... 39
                   6.17  Reorganization Plan................................................. 39
                   6.18  Minimum EBITDA...................................................... 40
                   6.19  Minimum Net Cash Flow From Operations............................... 40
                   6.20  Minimum Receipts. .................................................. 40

SECTION 7.  EVENTS OF DEFAULT................................................................ 41
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SECTION 8.  THE ADMINISTRATIVE AGENT......................................................... 44

                   8.1  Appointment.......................................................... 44
                   8.2  Delegation of Duties................................................. 44
                   8.3  Exculpatory Provisions............................................... 44
                   8.4  Reliance by the Administrative Agent................................. 44
                   8.5  Notice of Default.................................................... 45
                   8.6  Non-Reliance on the Administrative Agent and Other
                           Lenders........................................................... 45
                   8.7  Indemnification...................................................... 46
                   8.8  Administrative Agent in Its Individual Capacity...................... 46
                   8.9  Successor Agent...................................................... 46

SECTION 9.  GUARANTEE........................................................................ 47

                   9.1  Guarantee............................................................ 47
                   9.2  No Impairment of Guarantee........................................... 48
                   9.3  Subrogation.......................................................... 48

SECTION 10.  REMEDIES; APPLICATION OF PROCEEDS............................................... 48

                   10.1  Remedies; Obtaining the Collateral Upon Default..................... 48
                   10.2  Remedies; Disposition of the Collateral............................. 49
                   10.3  Application of Proceeds............................................. 50
                   10.4  WAIVER OF CLAIMS.................................................... 50
                   10.5  Remedies Cumulative................................................. 51
                   10.6  Discontinuance of Proceedings....................................... 51

SECTION 11.  MISCELLANEOUS................................................................... 52

                   11.1  Amendments and Waivers.............................................. 52
                   11.2  Notices............................................................. 52
                   11.3  No Waiver; Cumulative Remedies...................................... 54
                   11.4  Survival............................................................ 54
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
                   11.5  Payment of Expenses and Taxes....................................... 54
                   11.6  Successors and Assigns; Participations and Assignments.............. 55
                   11.7  Adjustments; Set-off................................................ 58
                   11.8  Counterparts........................................................ 58
                   11.9  Severability........................................................ 58
                   11.10  Integration........................................................ 58
                   11.11  GOVERNING LAW...................................................... 59
                   11.12  Submission To Jurisdiction; Waivers................................ 59
                   11.13  Acknowledgements................................................... 59
                   11.14  WAIVERS OF JURY TRIAL.............................................. 60
                   11.15  Absence of Prejudice to the Prepetition Lenders with
                           Respect to Matters Before the Bankruptcy Court.................... 60
                   11.16  Confidentiality.................................................... 60
                   11.17    Conflict with Orders............................................. 60
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SCHEDULES

Schedule I                 Lenders, Notice Information and Commitments
Schedule 3.4(a)            Subsidiaries
Schedule 3.4(b)            Administrative Services Agreements
Schedule 3.4(c)            Investments
Schedule 3.8               Material Litigation
Schedule 6.1               Indebtedness
Schedule 6.2               Liens
Schedule 6.3               Guarantee Obligations
Schedule 6.8               Transfers
Schedule 6.8(f)            Transfers Permitted before July 31, 1998


EXHIBITS

Exhibit A                  Form of Note
Exhibit B                  Form of Budget
Exhibit C                  Form of Interim Order
Exhibit D                  Form of Closing Certificate
Exhibit E                  Form of Borrowing Certificate
Exhibit F                  Form of Assignment and Acceptance


                                      - v -
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                  REVOLVING CREDIT AND GUARANTEE AGREEMENT, dated as of July 20,
1998, among FPA MEDICAL MANAGEMENT, INC., a Delaware corporation (the "Borrower"), a debtor and debtor-in-possession in a case pending under Chapter
11 of the Bankruptcy Code, each of the direct and indirect Subsidiaries of the Borrower designated as a Guarantor on Schedule 3.4(a) hereto (collectively, the "Guarantors"), each of which Guarantors is a debtor and a debtor-in-possession in a case pending under Chapter 11 of the Bankruptcy Code which has been administratively consolidated with the Borrower's case (the cases of the Borrower and the Guarantors, each a "Case" and collectively, the "Cases"), the several banks and other financial institutions from time to time parties to this Agreement (the "Lenders") and BANKBOSTON, N.A., as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").


                             INTRODUCTORY STATEMENT

                  On July 20, 1998 (the "Filing Date"), the Borrower and the Guarantors filed voluntary petitions with the Bankruptcy Court initiating the Cases and have continued in the possession of their assets and in the management of their businesses pursuant to Sections 1107 and 1108 of the Bankruptcy Code.

                  The Borrower applied to and obtained from the Lenders a revolving credit facility in an aggregate principal amount not to exceed $50,000,000 (subject in each case, to reductions in accordance with Sections 2.7 and 2.8), all of the Borrower's obligations under which are guaranteed by the Guarantors.

                  The proceeds of the Loans will be used to repay certain Indebtedness of Sterling, to pay certain other pre-Filing Date claims that are authorized by the Bankruptcy Court to the extent consistent with the Budget and to provide working capital for, and for other general corporate purposes of, the Borrower and the Guarantors, in all cases subject to the terms of this Agreement, the Orders and the Budget.

                  To provide guarantees and security for the repayment of the Loans and the payment of the other Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, the Borrower and the Guarantors shall provide to the Administrative Agent and the Lenders, pursuant to this Agreement and the Orders, the following (each as more fully described herein):

                  (a) a guarantee from each of the Guarantors of the due and punctual payment and performance of the Obligations of the Borrower hereunder and under the Notes;

                  (b) with respect to the Obligations of the Borrower and the Guarantors hereunder, an allowed administrative expense claim in each of the Cases pursuant to Section 364(c)(1) of the Bankruptcy Code having priority over all administrative expenses of the kind specified in Sections 503(b) and 507(b) of the Bankruptcy Code;

                  (c) a perfected first priority Lien, pursuant to Section 364(c)(2) of the Bankruptcy Code, upon all unencumbered cash and cash equivalents and all unencumbered property of the Borrower and the Guarantors;

                  (d) a perfected second priority Lien, pursuant to Section 364(c)(3) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (other than property subject to Liens securing the Prepetition Obligations) that is subject to Permitted Liens, including valid and perfected Liens in existence on the Filing Date, junior to such Permitted Liens and other valid and perfected Liens (except as otherwise provided in Section 2.15(c) and the Orders); and

                  (e) a perfected first priority priming Lien, pursuant to
         Section 364(d)(1) of the Bankruptcy Code, upon all property of the Borrower and the Guarantors (including, without limitation, accounts receivable, chattel paper, contracts, documents, equipment, general intangibles, instruments, inventory, trademarks and trademark licenses and real property) that is subject to the Liens securing the Prepetition Obligations and any Liens granted after the Filing Date to provide adequate protection in respect of the Prepetition Obligations, which Lien in favor of the Administrative Agent and the Lenders shall be senior in all respects to all of the Liens securing the Prepetition Obligations and to any Liens granted after the Filing Date to provide adequate protection in respect thereof.

                  All of the claims and the Liens granted hereunder and pursuant to the Orders in the Cases to the Administrative Agent and the Lenders shall be subject to the Carve-Out and the Permitted Liens, in each case to the extent provided in Section 2.15 and the Orders.

                  Accordingly, the parties hereto hereby agree as follows:


                             SECTION 1. DEFINITIONS

                  1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

                  "Administrative Services Agreement": each Administrative Services Agreement listed in Schedule 3.5(b) in effect on the Closing Date between an Affiliated Professional Corporation and the Borrower or one of its Subsidiaries (not an Affiliated Professional Corporation).



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                  "Affiliate": as to any Person, any other Person (other than a
         Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, "control" of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

                  "Affiliated Professional Corporation": each professional corporation engaged in the practice of medicine that is affiliated with the Borrower or one of its Subsidiaries through an Administrative Services Agreement to which such professional corporation and the Borrower or one of its Subsidiaries (not an Affiliated Professional Corporation) are parties.

                  "Agreement": this Revolving Credit and Guarantee Agreement, as amended, supplemented or otherwise modified from time to time.

                  "Asset Sale": any sale or other disposition by the Borrower or any of its Subsidiaries of any asset or assets of the Borrower or such Subsidiary (including any sale and leaseback of assets and any mortgage of real property).

                  "Assignee": as defined in Section 11.6(c).

                  "Available Commitment": as to any Lender at any time, an amount equal to the excess, if any, of (a) the amount of such Lender's Commitment over (b) the aggregate amount of such Lender's Loans outstanding.

                  "BankBoston": BankBoston, N.A.

                  "Bankruptcy Code": The Bankruptcy Reform Act of 1978, as heretofore and hereafter amended, and codified as 11 U.S.C. Sections 101 et seq.

                  "Bankruptcy Court": the United States Bankruptcy Court for the District of Delaware, or any other court having jurisdiction over the Cases from time to time.

                  "Base CD Rate": the sum of (a) the product of (i) the Three-Month Secondary CD Rate and (ii) a fraction, the numerator of which is one and the denominator of which is one minus the C/D Reserve Percentage and (b) the C/D Assessment Rate.

                  "Base Rate": for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1%, and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. For purposes hereof: "Prime Rate" shall mean the rate



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         of interest per annum publicly announced from time to time by
         BankBoston, as its prime or base rate in effect at its principal office in Boston, Massachusetts; and "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it. Any change in the Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective as of the opening of business on the effective day of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Borrowing Date": any Business Day specified in a notice pursuant to Section 2.2 as a date on which the Borrower requests the Lenders to make Loans hereunder.

                  "Budget": the cash flow projections attached hereto as Exhibit B, showing anticipated cash receipts and disbursements on a week-by-week basis for the period from the Filing Date through September 25, 1998 and on a month-by-month basis thereafter through December 31, 1998, for (a) the Borrower and each of the Guarantors, taken as a whole, (b) each of the Core Businesses (other than HPI) and
         (c) the Borrower and the Guarantors (other than any entity that is part of a Core Business), and all updates thereto delivered and accepted pursuant to Sections 5.2(f) and (g).

                  "Business": as defined in Section 3.15(b).

                  "Business Day": a day other than a Saturday, Sunday or other day on which commercial banks in New York City or Boston are authorized or required by law to close.

                  "Capital Expenditures": for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a capital lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) which should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries.

                  "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

                  "Carve-Out": the meaning set forth in Section 2.15(a).



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                  "Cases": the meaning set forth in the Introductory Statement.

                  "Cash Collateral": the meaning set forth in Section 363(a) of the Bankruptcy Code.

                  "Cash Equivalents": (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition and overnight bank deposits of any Lender or of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause
         (b) of this definition, having a term of not more than 30 days with respect to securities issued or fully guaranteed or insured by the United States Government, (d) commercial paper of a domestic issuer rated at least A-2 by Standard and Poor's Rating Group ("S&P") or P-2 by Moody's Investors Service, Inc. ("Moody's"), (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's, (f) securities with maturities of one year or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.

                  "C/D Assessment Rate": for any day as applied to any Loan, the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund maintained by the Federal Deposit Insurance Corporation (the "FDIC") classified as well-capitalized and within supervisory subgroup "B" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.4 (or any successor provision) to the FDIC (or any successor) for the FDIC's (or such successor's) insuring time deposits at offices of such institution in the United States.

                  "C/D Reserve Percentage": for any day as applied to any Loan, that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) (the "Board"), for determining the maximum reserve requirement for a Depositary Institution (as defined in Regulation D of the Board) in respect of new non-personal time deposits in Dollars having a maturity of 30 days or more.

                  "Closing Date": the date on which the conditions precedent set forth in Section 4.1 shall be satisfied.



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                  "Code": the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral": all property of the Borrower and the Guarantors, whether tangible or intangible and of whatever kind or nature whatsoever, as more particularly described in the Orders.

                  "Commitment": as to any Lender, the obligation of such Lender to make Loans to the Borrower hereunder in an aggregate principal amount not to exceed the amount set forth opposite such Lender's name on Schedule I, as the same may be changed from time to time pursuant to the terms hereof.

                  "Commitment Period": the period from and including the Closing Date to but not including the Termination Date.

                  "Commonly Controlled Entity": an entity, whether or not incorporated, which is under common control with the Borrower within the meaning of Section 4001 of ERISA or is part of a group which includes the Borrower and which is treated as a single employer under
         Section 414 of the Code.

                  "Confirmation Order": an order of the Bankruptcy Court confirming a Reorganization Plan in any of the Cases.

                  "Contractual Obligation": as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Core Business": retained businesses of each of Sterling, Health Partners, Inc., the FPA Florida Medical Groups, Cornerstone, Meridian, Axminster and Gonzaba and their respective Subsidiaries and Affiliates as described in the Budget and Retained Core Business Unit Normalized Revenue/EBITDA Analysis dated July 13, 1998.

                  "Default": any of the events specified in Section 7, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

                  "Dollars" and "$": dollars in lawful currency of the United States of America.

                  "EBITDA": for any period, all as determined in accordance with GAAP, the aggregate consolidated net income (or net loss) for the Core Businesses for such period, plus, without duplication, (a) the sum of
         (i) depreciation expense, (ii) amortization expense, (iii) other non-cash charges, (iv) gains or losses from assets sales, (v) net total Federal, state and local income tax expense, (vi) gross interest expense for such period less gross interest income for such period,
         (vii) extraordinary losses, (viii) any non-



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

         recurring charge or restructuring charge which in accordance with GAAP is excluded from operating income, (ix) the cumulative effect of any change in accounting principles, (x) "Chapter 11 expenses" (or "administrative costs reflecting Chapter 11 expenses") as shown on the Borrower's consolidated statement of income for such period and (xi) obligations incurred pursuant to the employee retention bonus program less, without duplication, (b) extraordinary gains plus or minus (c) the amount of cash received or expended in such period in respect of any amount which, under clause (iii) or (viii) above, was taken in to account in determining EBITDA for such or any prior period;

                  "Environmental Laws": any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of human health or the environment, as now or may at any time hereafter be in effect.

                  "Equity Rights": with respect to any Person, any subscriptions, options, warrants, commitments, preemptive rights or agreements of any kind (including, without limitation, any stockholders' or voting trust agreements) for the issuance, sale, registration or voting of, or securities convertible into, any additional shares of Capital Stock of any class of such Person.

                  "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "Event of Default": any of the events specified in Section 7, provided that any requirement for the giving of notice, the lapse of time, or both, has been satisfied.

                  "Facilities": as defined in Section 3.15(a).

                  "Federal Funds Effective Rate": as defined in the definition of "Base Rate".

                  "Fees": collectively the fees referred to in Section 2.4 or
         11.5 and any other fees payable by the Borrower or any Guarantor pursuant to this Agreement or any other Loan Document.

                  "Filing Date": the meaning set forth in the Introductory Statement.

                  "Final Order": an order of the Bankruptcy Court entered in the Cases after a final hearing under Bankruptcy Rule 4001(c)(2) granting final approval of this Agreement and the other Loan Documents and granting the Liens and Super-priority Claims described in the Introductory Statement in favor of the Administrative Agent and the Lenders, substantially in the form of, and containing substantially similar provisions to, the Interim



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

         Order and otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                  "Financing Lease": any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

                  "GAAP": generally accepted accounting principles in the United States of America in effect from time to time.

                  "GFS": Gottlieb's Financial Services, a subsidiary of Medaphis Corporation and any other third party billing and collection service retained by Sterling or any of its Subsidiaries.

                  "GFS Report": the monthly report prepared by GFS with respect to, among other things, On Hold Receivables of Sterling and its Subsidiaries.

                  "Governmental Authority": any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Guarantee Obligation": as to any Person (the "guaranteeing person"), any obligation of (a) the guaranteeing person or (b) another Person (including, without limitation, any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counterindemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other third Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee Obligation is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee

         Obligation, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee Obligation shall be such guaranteeing person's maximum reasonably anticipated liability in respect thereof as determined by the Borrower in good faith.

                  "Guarantor": the meaning set forth in the Introductory Statement.

                  "HPI": Health Partners, Inc. and its Subsidiaries and Affiliates.

                  "Indebtedness": of any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under Financing Leases,
         (d) all obligations, contingent or otherwise, of such Person as an account party under acceptance, letter of credit or similar facilities and (e) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                  "Insolvency": with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

                  "Insolvent": pertaining to a condition of Insolvency.

                  "Interim Order": an order of the Bankruptcy Court, after notice given and a hearing conducted in accordance with Bankruptcy Rule 4001(c), authorizing and approving the transactions contemplated by this Agreement and the other Loan Documents and granting the Liens and Super-priority Claims described in the Introduction hereto in favor of the Administrative Agent and the Lenders, substantially in the form of Exhibit C, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

                  "Key Employees": Dr. Stephen Dresnick, Jack Greenman and James Lebovitz.

                  "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

                  "Loans": as defined in Section 2.1.

                  "Loan Documents": this Agreement, the Notes and any other instrument or agreement executed in connection herewith.

                  "Loan Parties": the Borrower and each Guarantor.

                  "Loan Percentage": as to any Lender at any time, the percentage which such Lender's Commitment then constitutes of the aggregate Commitments of all Lenders (or, if the Commitments have been terminated, the percentage which the aggregate principal amount of such Lender's Loans then outstanding constitutes of the aggregate principal amount of the Loans of all Lenders then outstanding).

                  "Material Adverse Effect": a material adverse effect on (a) the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its Subsidiaries taken as a whole or
         (b) the validity or enforceability of this or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder, in either case, other than such effects that result solely from the commencement of the Cases.

                  "Materials of Environmental Concern": any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including, without limitation, asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

                  "Maturity Date": February 1, 1999.

                  "Multiemployer Plan": a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

                  "Net Cash Flow from Operations": as to the Borrower or any Guarantor, the difference between cash receipts and cash disbursements for such entity and its Subsidiaries, without regard to (a) financing costs, (b) obligations incurred pursuant to the employee retention bonus program, (c) utility company deposits, (d) professional fee retainers, (e) professional fees, (f) the proceeds of a Recovery Event or an Asset Sale, (g) intercompany Transfers and (h) borrowings or repayments under this Agreement, determined in a manner consistent with the manner in which the line item "Net Cash Flow from Operations" was determined on the Budget for the Borrower or any such Guarantor, as the case may be, delivered on the Closing Date.

                  "Net Cash Proceeds": in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements).

                  "Non-Excluded Taxes": as defined in Section 2.13(a).

                  "Non-U.S. Lender": as defined in Section 2.13(b).

                  "Note": as defined in Section 2.3(e).

                  "Obligations": (a) the principal of and interest on the Loans and the Notes and (b) the Fees and all other present and future, fixed or contingent, obligations and liabilities (monetary or otherwise) of the Borrower and the Guarantors to the Lenders and the Administrative Agent under the Loan Documents, including, without limitation, all costs and expenses payable pursuant to Section 11.5.

                  "On Hold Receivables": Medicare and Medicaid accounts receivable of Sterling or any of its Subsidiaries designated as "on hold" as of the Closing Date.

                  "Orders": the Interim Order and the Final Order.

                  "Participant": as defined in Section 11.6(b).

                  "PBGC": the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

                  "Permitted Liens": Liens permitted to exist under Section 6.2.

                  "Person": an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

                  "Plan": at a particular time, any employee benefit plan which is covered by ERISA and in respect of which the Borrower or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Plan Term Sheet": the Plan of Reorganization Term Sheet, dated July 17, 1998, attached as Annex A to the excerpts of the minutes of the meeting of the Board of Directors of the Borrower and delivered to the Administrative Agent and the Lenders pursuant to Section 4.1(b) hereof.

                  "Prepetition Agent": BankBoston, in its capacity as Administrative Agent for the Prepetition Lenders under the Prepetition Credit Agreement.

                  "Prepetition Credit Agreement": the Credit Agreement, dated as of June 30, 1997, among the Borrower, the Prepetition Lenders, the Prepetition Agent and Lehman Commercial Paper Inc., as arranger and syndication agent, as amended, supplemented or otherwise modified prior to the Filing Date.

                  "Prepetition Collateral": all Property securing the Prepetition Obligations.

                  "Prepetition Lenders": collectively, the several banks, financial institutions and other entities from time to time parties to the Prepetition Credit Agreement.

                  "Prepetition Obligations": the aggregate outstanding principal amount of the loans and other obligations (including letters of credit outstanding as of the Filing Date) under or pursuant to the Prepetition Credit Agreement, and all accrued but unpaid interest and fees, costs and other charges payable to the Prepetition Agent or the Prepetition Lenders under or pursuant to the Prepetition Credit Agreement.

                  "Property": any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

                  "Recovery Event": any (i) settlement of or payment in respect of a property or casualty insurance claim relating to any asset of the Borrower or any of its Subsidiaries and (ii) collection of On Hold Receivables in excess of an aggregate of $5,000,000 of such collections.

                  "Register": as defined in Section 11.6(e).

                  "Regulation U": Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                  "Reorganization": with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of
         Section 4241 of ERISA.

                  "Reorganization Plan": a plan of reorganization in any of the Cases.

                  "Reportable Event": any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. Section 2615.

                  "Required Lenders": at any date, a minimum of two Lenders the Loan Percentages of which aggregate at least 66-2/3%.

                  "Requirement of Law": as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Responsible Officer": the chief executive officer and the president of the Borrower or any executive vice president or senior vice president of the Borrower, or, with respect to financial matters, the chief financial officer of the Borrower.

                  "Single Employer Plan": any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

                  "Sterling": Sterling Healthcare Group, Inc., a Florida corporation and Wholly Owned Subsidiary of the Borrower.

                  "Sterling Agent": BankBoston, in its capacity as administrative agent for the Sterling Lenders under the Sterling Credit Agreement.

                  "Sterling Credit Agreement": the Credit Agreement, dated as of June 30, 1998, among Sterling, the Sterling Lenders and the Sterling Agent, as amended, supplemented or otherwise modified prior to the Filing Date.

                  "Sterling Lenders": collectively, the several banks, financial institutions and other entities from time to time parties to the Sterling Credit Agreement.

                  "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Borrower and shall include all Affiliated Professional Corporations other than those Affiliated Professional Corporations that are not debtors in the Cases.

                  "Super-priority Claim": a claim against the Borrower and any Guarantor in any of the Cases which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Sections 503(b) or 507(b) of the Bankruptcy Code.

                  "Termination Date": the earliest to occur of (a) the Maturity Date, (b) the effective date of a Reorganization Plan confirmed by the Bankruptcy Court pursuant to the Confirmation Order or (c) the termination of the Commitments in accordance with the terms hereof.

                  "Three-Month Secondary CD Rate": for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day shall not be a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day), or, if such rate shall not be so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 A.M., New York City time, on such day (or, if such day shall not be a Business Day, on the next preceding Business Day) by the Administrative Agent from three New York City negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Transferee": as defined in Section 11.6(g).

                  "Transfers": as defined in Section 6.8.

                  "Wholly Owned Subsidiary": as to any Person, any other Person all of the Capital Stock of which (other than directors' qualifying shares required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

                  1.2 Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any Notes or any certificate or other document made or delivered pursuant hereto.

                  (b) As used herein and in any Notes, and any certificate or other document made or delivered pursuant hereto, accounting terms relating to the Borrower and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

                  (c) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

                  (d) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

                   SECTION 2. AMOUNT AND TERMS OF COMMITMENTS

                  2.1 Commitments. Subject to the terms and conditions hereof, each Lender severally agrees to make revolving credit loans ("Loans") to the Borrower from time to time during the Commitment Period in an aggregate principal amount at any one time outstanding which does not exceed the amount of such Lender's Commitment. During the Commitment Period the Borrower may use the Commitments by borrowing, prepaying the Loans in whole or in part, and reborrowing, all in accordance with the terms and conditions hereof.

                  2.2 Procedure for Borrowing. The Borrower may borrow under the Commitments during the Commitment Period on any Business Day, provided that the Borrower shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 10:00 A.M., New York City time, one Business Day prior to the requested Borrowing Date), specifying (i) the amount to be borrowed, and (ii) the requested Borrowing Date. Each borrowing under the Commitments shall be in an amount equal to the lesser of (x) $1,000,000 or a whole multiple of $500,000 in excess thereof and (y) the Available Commitments. Upon receipt of any such notice from the Borrower, the Administrative Agent shall promptly notify each Lender thereof. Each Lender will make the amount of its pro rata share of each borrowing available to the Administrative Agent for the account of the Borrower, at the funding office of the Administrative Agent specified by the Administrative Agent by notice to the Borrower and the Lenders, prior to 1:00 P.M., New York City time, on the Borrowing Date requested by the Borrower in funds immediately available to the Administrative Agent. The Administrative Agent will then make available to the Borrower the aggregate of the amounts made available to the Administrative Agent by the Lenders, in like funds as received by the Administrative Agent.

                  2.3 Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of the appropriate Lender, the then unpaid principal amount of each Loan of such Lender on the Maturity Date (or such earlier date on which the Loans become due and payable pursuant to Section 7). The Borrower hereby further agrees to pay interest on the unpaid principal amount of the Loans from time to time outstanding from the date hereof until payment in full thereof at the rates per annum, and on the dates, set forth in Section 2.9.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing indebtedness of the Borrower to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (c) The Administrative Agent, on behalf of the Borrower, shall maintain the Register pursuant to Section 11.6(e), and a subaccount therein for each Lender, in which shall be recorded (i) the amount of each Loan made hereunder and any Note evidencing such Loan, (ii) the amount of any principal or interest due and payable or to become due and payable from the

Borrower to each Lender hereunder and (iii) both the amount of any sum received by the Administrative Agent hereunder from the Borrower and each Lender's share thereof.

                  (d) The entries made in the Register and the accounts of each Lender maintained pursuant to Section 2.3(b) shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Administrative Agent to maintain the Register or any such account, or any error therein, shall not in any manner affect the obligation of the Borrower to repay (with applicable interest) the Loans made to such Borrower by such Lender in accordance with the terms of this Agreement.

                  (e) The Borrower agrees that, upon the request to the Administrative Agent by any Lender, the Borrower will execute and deliver to such Lender a promissory note of the Borrower evidencing any Loans of such Lender, substantially in the form of Exhibit A with appropriate insertions as to date and principal amount (a "Note").

                  2.4 Commitment Fee; Other Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee for the period commencing on the Filing Date to the Termination Date, computed (on the basis of the actual number of days elapsed over a year of 360 days) at the rate of 1/2 of 1% per annum on the average daily Available Commitments of all Lenders. Such commitment fee, to the extent then accrued, shall be payable in arrears (x) monthly on the last day of each calendar month, (y) on the Termination Date and (z) as provided in Section 2.6 hereof, upon any permanent reduction or termination in whole or in part of the Commitments.

                  (b) The Borrower agrees to pay to the Administrative Agent, for the account the Lenders, a non-refundable facility fee in an amount equal to 2% of the aggregate Commitments of all Lenders, payable on the Closing Date.

                  (c) The Borrower agrees to pay to the Administrative Agent for its own account, a non-refundable Agent's fee in an aggregate amount equal to $50,000, payable on the Closing Date.

                  2.5 Nature of Fees. All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent (for the respective accounts of the Administrative Agent and the Lenders), as provided herein. Once paid, none of the Fees shall be refundable under any circumstances.

                  2.6 Termination or Reduction of Commitments. The Borrower shall have the right, upon not less than three Business Days' notice to the Administrative Agent, to terminate the Commitments or, from time to time, to reduce the amount of the Commitments; provided that no such termination or reduction of Commitments shall be permitted if, after giving effect thereto and to any prepayments of the Loans made on the effective date thereof, the aggregate outstanding principal amount of Loans of all Lenders would exceed the aggregate outstanding Commitments of all Lenders then in effect. Any such reduction shall be in an amount equal to $1,000,000 or a whole multiple of $500,000 in excess thereof, and shall reduce permanently the Commitments then in effect.

                  2.7 Optional Prepayments. The Borrower may at any time and from time to time prepay the Loans, in whole or in part, without premium or penalty, upon at least three Business Days' irrevocable notice to the Administrative Agent by the Borrower, specifying the date and amount of prepayment. Upon receipt of any such notice, the Administrative Agent shall promptly notify each Lender thereof. If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to such date on the amount prepaid. Partial prepayments of the Loans shall be in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof.

                  2.8 Mandatory Prepayments and Commitment Reductions; Use of Cash Collateral. (a) If at any time prior to the termination of the Commitments, the aggregate outstanding principal amount of the Loans of all Lenders exceeds the aggregate Commitments of all Lenders then in effect, the Borrower, without notice or demand, shall immediately pay an amount equal to any such excess.

                  (b) If on any date the Borrower or any of its Subsidiaries shall receive Net Cash Proceeds from any Asset Sale or from any Recovery Event, such Net Cash Proceeds shall be applied on such date toward the prepayment of the outstanding principal amount of the Loans which amounts may be reborrowed in accordance with the terms of this Agreement and the Budget. To the extent that the amount of such Net Cash Proceeds exceeds the amount applied pursuant to the immediately preceding sentence (such excess being referred to herein as the "Excess Amount"), the Borrower may retain and use such Excess Amount in accordance with the terms of this Agreement and the Budget. Each prepayment of the Loans under this Section 2.8 shall be accompanied by accrued interest to the date of such prepayment on the amount of the Loans prepaid.

                  (d) Upon the Termination Date, the aggregate Commitments of all Lenders shall be terminated in full and the Borrower shall pay the Loans in full (including all accrued and unpaid interest thereon, fees and other Obligations in respect thereof).

                  2.9 Interest Rates and Payment Dates. Each Loan shall bear interest at a rate per annum equal to the Base Rate plus 2%. If all or a portion of (a) any principal of any Loan, (b) any interest payable thereon, (c) any commitment or facility fee or (d) any other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), the principal of the Loans and any such overdue interest, commitment or facility fee or other amount shall bear interest at a rate per annum which is the rate set forth in the first sentence of this Section 2.9 plus 2% from the date of such non-payment until such overdue principal, interest, commitment of facility fee or other amount is paid in full (as well after as before judgment). Interest shall be payable in arrears on the last day of each calendar month, provided that interest accruing on overdue amounts shall be payable from time to time on demand.

                  2.10 Computation of Interest and Fees. (a) Interest on Loans, commitment and facility fees, interest on overdue interest, commitment and facility fees and other amounts payable hereunder shall be calculated on the basis of a 360-day year for the actual days elapsed. Any change in the interest rate on a Loan resulting from a change in the Base Rate shall become effective as of the opening of business on the day on which such change becomes effective. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each such change in interest rate.

                  (b) Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on the Borrower and the Lenders in the absence of manifest error.

                  2.11 Pro Rata Treatment and Payments; Use of Proceeds. (a) Each borrowing by the Borrower from the Lenders hereunder, each payment by the Borrower on account of any commitment or facility fee and any reduction of the Commitments of the Lenders shall be made pro rata according to the respective Loan Percentages of the relevant Lenders. Each payment (including each prepayment) by the Borrower on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders. All payments (including prepayments) to be made by the Borrower hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time, on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent's office specified in Section 11.2, in Dollars and in immediately available funds; provided that, notwithstanding the requirement that all payments be made without setoff or counterclaim, in the event that any bill by the Administrative Agent for interest or commitment or facility fees incorrectly states that the Borrower owes an amount greater than the amount actually due, the Borrower pays the amount shown on such bill, and such error is subsequently corrected by the Administrative Agent or determined as having been made by a court having jurisdiction pursuant to this Agreement, the Borrower may apply the amount of such overpayment toward future payments due from it hereunder, or recover the amount of such overpayment from the Administrative Agent or the Lenders, as the case may be, in the event that no further payments are due hereunder. The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day. In the case of any extension of any payment of principal pursuant to the preceding sentence, interest thereon shall be payable at the then applicable rate during such extension.

                  (b) Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower a corresponding amount. If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent. A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.11(b) shall be conclusive in the absence of manifest error. If such Lender's share of such borrowing is not made available to the Administrative Agent by such Lender within three Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrower.

                  (c) The Borrower shall use the proceeds of the Loans only in the manner consistent with Section 6.16.

                  2.12 Requirements of Law. (a) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                         (i) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement or any Note or change the basis of taxation of payments to such Lender in respect thereof (except for Non-Excluded Taxes covered by Section 2.13 and changes in the rate of tax on the overall net income of such Lender); or

                        (ii) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, the Borrower shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable.

                  (b) If any Lender shall have determined that the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority made subsequent to the date hereof shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or such corporation's policies with respect to capital adequacy) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to the Borrower (with a copy to the Administrative Agent) of a written request therefor, the Borrower shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.12, it shall promptly notify the Borrower (with a copy to the Administrative Agent) of the event by reason of which it has become so entitled. Any such notification shall include an itemization in reasonable detail of such additional amounts claimed. A certificate as to any additional amounts payable pursuant to this Section 2.12 (accompanied by the itemization described in the preceding sentence) submitted by any Lender to the Borrower (with a copy to the Administrative Agent) shall be conclusive in the absence of manifest error. The obligations of the Borrower pursuant to this
Section 2.12 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.13 Taxes. (a) All payments made by the Borrower under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, any other Loan Document) or the Notes. If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes, provided, however, that the Borrower shall make payments net of and after deduction for Non-Excluded Taxes and shall not be required to increase any such amounts payable to any Non-U.S. Lender (as defined below) with respect to any Non-Excluded Taxes (i) that are attributable to such Non-U.S. Lender's failure to comply with the requirements of paragraph (b) of this Section or (ii) that are United States withholding taxes imposed on amounts payable to such Lender at the time the Lender becomes a party to this Agreement, except to the extent that such Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such Non-Excluded Taxes pursuant to this Section 2.13(a). Whenever any Non-Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of such Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non- Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent and the Lenders for any Non-Excluded Taxes, incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure; provided that the Administrative Agent or any such Lender provides the Borrower with an itemization in reasonable detail in support of its request for indemnification hereunder. The agreements in this Section 2.13 shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  (b) Each Lender (or Transferee) that is not a corporation or partnership created or organized in or under the laws of the United States, any estate that is subject to federal income taxation regardless of the source of its income or any trust which is subject to the supervision of a court within the United States and the control of a United States fiduciary as described in
Section 7701(a)(30) of the Code (a "Non-U.S. Lender") shall deliver to the Borrower and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) on or before the date on which it becomes a party to this Agreement (or, in the case of a Participant, on or before the date on which such Participant purchases the related participation) either:

                  (A) (x) two duly completed and signed copies of either Internal Revenue Service Form 1001 (relating to such Non-U.S. Lender and entitling it to a complete exemption from withholding of U.S. Taxes on all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents) or Form 4224 (relating to all amounts to be received by such Non-U.S. Lender pursuant to this Agreement and the other Loan Documents), or successor and related applicable forms, as the case may be, and (y) two duly completed and signed copies of Internal Revenue Service Form W-8, or successor and related applicable forms, as the case may be; or

                  (B) in the case of a Non-U.S. Lender that is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and that does not comply with the requirements of clause (A) hereof, (x) a statement in the form reasonably requested by the Borrower or the Administrative Agent from time to time to the effect that such Non-U.S. Lender is eligible for a complete exemption from withholding of U.S. Taxes under Code Section 871(h) or 881(c), and (y) two duly completed and signed copies of Internal Revenue Service Form W-8 or successor and related applicable form.

Further, each Non-U.S. Lender agrees to deliver to the Borrower and the Administrative Agent, and if applicable, the assigning Lender (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two further duly completed and signed copies of such Form 1001, 4224, W-8, as the case may be, or successor and related applicable forms, on or before the date that any such form expires or becomes obsolete and promptly after the occurrence of any event requiring a change from the most recent form(s) previously delivered by it to the Borrower or the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) in accordance with the applicable United States laws and regulations; unless, in any such case, any change in law or regulation has occurred subsequent to the date such lender became a party to this Agreement (or in the case of a Participant, the date on which such Participant purchased the related participation) which renders all such forms inapplicable or which would prevent such Lender (or Participant) from properly completing and executing any such form with respect to it and such Lender promptly notifies the Borrower and the Administrative Agent (or, in the case of a Participant, the Lender from which the related participation shall have been purchased) if it is no longer able to deliver, or if it is required to withdraw or cancel, any form of statement previously delivered by it pursuant to this Section 2.13(b).

                  2.14 Indemnity. The Borrower agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense which such Lender may sustain or incur as a consequence of default by the Borrower in making any prepayment after the Borrower has given a notice thereof in accordance with the provisions of this Agreement; provided that each Lender requesting indemnification hereunder provide the Borrower with an itemization in reasonable detail in support of such request. A certificate as to any amounts payable pursuant to this Section 2.14, accompanied by a reasonably detailed calculation of the basis for such claim, submitted to the Borrower by any Lender shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Agreement and the payment of the Notes and all other amounts payable hereunder.

                  2.15 Priority and Liens. (a) The Borrower and each of the Guarantors hereby covenants, represents and warrants that, upon entry of the Interim Order (and the Final Order, as applicable), the Obligations of the Borrower and the Guarantors hereunder and under the other Loan Documents, (i) pursuant to Section 364(c)(1) of the Bankruptcy Code, shall at all times constitute allowed Super-priority Claims, (ii) pursuant to Section 364(c)(2) of the Bankruptcy Code, shall at all times be secured by a perfected first priority Lien on all Collateral that is otherwise not encumbered by a valid and perfected Lien as of the Filing Date, (iii) pursuant to Section 364(c)(3) of the Bankruptcy Code, shall be secured by a perfected second priority Lien upon all Collateral (other than the Prepetition Collateral, as to which the Lien in favor of the Administrative Agent and the Lenders will be as described in clause (iv) of this sentence) that is subject to a Permitted Lien, including, without limitation, valid and perfected Liens in existence on the Filing Date or valid Liens perfected (but not granted) thereafter to the extent such post-Filing Date perfection in respect of a pre-Filing Date claim is expressly permitted under the Bankruptcy Code, junior to such Permitted Liens, provided that the Liens granted in favor of the Administrative Agent and the Lenders shall be senior to any Permitted Lien which is expressly stated herein to be junior to the Liens in favor of the Administrative Agent and the Lenders, and (iv) pursuant to Section 364(d)(1) of the Bankruptcy Code, shall be secured by a perfected first priority, senior priming Lien on all of the Prepetition Collateral and any Property of the Debtors on which a Lien is granted after the Filing Date to provide adequate protection in respect of the Prepetition Obligations, subject and subordinate in each case with respect to subclauses (i) through (iv) above, only to (x) following the occurrence and during the continuance of a Default or an Event of Default, the payment (as the same may be due and payable) of professional fees and disbursements allowed by order of the Bankruptcy Court and incurred by the Borrower or any Guarantor and any statutory committee of unsecured creditors appointed in the Cases in an aggregate amount not to exceed $3,000,000 (plus any unpaid professional fees and disbursements previously incurred, accrued or invoiced prior to such Default or Event of Default, to the extent subsequently awarded) and (y) the payment of unpaid fees pursuant to 28 U.S.C. Section 1930 and any fees payable to the Clerk of the Bankruptcy Court (collectively, the "Carve-Out"). The Lenders agree that so long as no Default or Event of Default shall have occurred and be continuing, the Borrower and the Guarantors shall be permitted to pay compensation and reimbursement of expenses allowed and payable under Sections 330 and 331 of the Bankruptcy Code and orders of the Bankruptcy Court, as the same may be payable, and the amounts so paid shall not reduce the Carve-Out.

                  (b) As to all Collateral, including without limitation, all real property the title to which is held by the Borrower or any Guarantor, or the possession of which is held by the Borrower or any Guarantor pursuant to leasehold interest, each of the Borrower and the Guarantors hereby assigns and conveys as security, grants a security interest in, hypothecates, mortgages, pledges and sets over unto the Administrative Agent all of the right, title and interest of the Borrower and such Guarantor in all of such Collateral, including without limitation, all owned real property and in all such leasehold interests, together in each case with all of the right, title and interest of the Borrower and each Guarantor in and to all buildings, improvements, and fixtures related thereto, any lease or sublease thereof, all general intangibles relating thereto and all proceeds thereof. The Borrower and each Guarantor acknowledges that, pursuant to the Orders, the Liens granted in favor of the Administrative Agent-
 (on behalf of the Lenders) in all of the Collateral shall be perfected without the recordation of any Uniform Commercial Code financing statements, notices of Lien or other instruments of mortgage or assignment. Each of the Borrower and the Guarantors further agrees that (i) the Administrative Agent shall have rights and remedies set forth in Section 10 in respect of the Collateral and
(ii) if requested by the Administrative Agent, each of the Borrower and the Guarantors shall enter into separate security agreements, pledge agreements and fee mortgages with respect to such Collateral on terms reasonably satisfactory to the Administrative Agent.

                  (c) The Borrower and the Guarantors acknowledge and agree that, as adequate protection for the use of the Prepetition Lenders' Cash Collateral, the use, sale or lease of the Prepetition Collateral (other than such Cash Collateral), the diminution of the Prepetition Lenders' interests in the Prepetition Collateral that are being primed as set forth in Section 2.15(a)(iv) and the imposition of the automatic stay pursuant to Section 362(a) of the Bankruptcy Code, the Prepetition Lenders shall, pursuant to the Interim Order (and the Final Order, as applicable), receive (i) a Super-priority Claim junior only to the Super-priority Claim granted to the Administrative Agent and the Lenders, and (ii) a replacement Lien on the Collateral having a priority immediately junior to the priming and other Liens granted in favor of the Administrative Agent and the Lenders hereunder and under the other Loan Documents and the Orders (subject and subordinate, in the case of clauses (i) and (ii) above, to the Carve-Out and valid and perfected Liens which are senior (after giving effect to the Interim Order (and the Final Order, as applicable)) to the Liens granted to the Administrative Agent and the Lenders pursuant to the Interim Order (and the Final Order, as applicable).

                  2.16 Payment of Obligations. Upon the maturity (whether by acceleration or otherwise) of any of the Obligations under this Agreement or any of the other Loan Documents, the Lenders shall be entitled to immediate payment of such Obligations without further application to or order of the Bankruptcy Court.

                  2.17 No Discharge; Survival of Claims. Each of the Borrower and the Guarantors agrees that to the extent its Obligations hereunder are not satisfied in full, (a) its Obligations arising hereunder shall not be discharged by the entry of a Confirmation Order (and each of the Borrower and the Guarantors pursuant to Section 1141(d) (4) of the Bankruptcy Code, hereby waives any such discharge) and (b) the Super-priority Claim granted to the Administrative Agent and the Lenders pursuant to the Orders and described in
Section 2.15 and the Liens granted to the Administrative Agent pursuant to the Orders and described in Section 2.15 shall not be affected in any manner by the entry of a Confirmation Order.

                    SECTION 3. REPRESENTATIONS AND WARRANTIES

                  To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, each of the Borrower and the Guarantors hereby jointly and severally represents and warrants to the Administrative Agent and each Lender that:

                  3.1 Organization and Authority. Each of the Borrower and the Guarantors (a) is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect; (b) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order when applicable), has the requisite corporate power and authority to effect the transactions contemplated hereby and by the other Loan Documents, and (c) subject to the entry by the Bankruptcy Court of the Interim Order (or the Final Order when applicable), has all requisite corporate power and authority and the legal right to own, pledge, mortgage and operate its properties, and to conduct its business as now or currently proposed to be conducted.

                  3.2 Due Execution. Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), the execution, delivery and performance by each of the Borrower and the Guarantors of each of the Loan Documents to which it is a party, and the commencement of the Cases (a) are within the respective corporate powers of each of the

Borrower and the Guarantors, have been duly authorized by all necessary corporate action, including the consent of shareholders where required, and do not (i) contravene the charter or by-laws of any of the Borrower or the Guarantors, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934) or regulation (including, without limitation, Regulation T, U or X of the Board of Governors), or any order or decree of any court or governmental instrumentality, (iii) conflict with or result in a breach of, or constitute a default under, any material indenture, mortgage or deed of trust entered into after the Filing Date, any provision of any security issued by the Borrower or any Guarantor after the Filing Date or any material lease, agreement, instrument or other undertaking entered into after the Filing Date binding on the Borrower or the Guarantors or any of their properties, or (iv) result in or require the creation or imposition of any Lien upon any of the property of any of the Borrower or the Guarantors other than the Liens granted pursuant to this Agreement, the other Loan Documents or the Orders; and do not require the consent, authorization by or approval of or notice to or filing or registration with any Governmental Authority (other than the entry of the Orders). Upon entry by the Bankruptcy Court of the Interim Order (or the Final Order, when applicable), this Agreement has been duly executed and delivered by each of the Borrower and the Guarantors. This Agreement is, and each of the other Loan Documents to which the Borrower and each of the Guarantors is or will be a party, when delivered hereunder or thereunder, will be, a legal, valid and binding obligation of the Borrower and each Guarantor, as the case may be, enforceable against the Borrower and the Guarantors, as the case may be, in accordance with its terms and the Orders.

                  3.3 Statements Made. The written statements, which have been made by the Borrower or any of the Guarantors to the Administrative Agent, any of the Lenders (solely in their capacity as a Lender hereunder) or to the Bankruptcy Court in connection with any Loan Document, and any financial statement delivered pursuant hereto or thereto (other than to the extent that any such statements constitute projections), taken as a whole and in light of the circumstances in which made, contain no untrue statement of a material fact and do not omit to state a material fact necessary to make such statements not misleading; and, to the extent that any such written statements constitute projections, such projections were prepared in good faith on the basis of assumptions, methods, data, tests and information believed by the Borrower or such Guarantor to be valid and accurate in all material respects at the time such projections were furnished to the Administrative Agent, any Lender or the Bankruptcy Court, as the case may be.

                  3.4 Subsidiaries, Investments, Etc.

                  (a) Set forth on Schedule 3.4(a) is a complete and correct list, as of the date hereof, of all of the Subsidiaries of the Borrower, together with, for each such Subsidiary, (i) the jurisdiction of organization of such Subsidiary, (ii) each Person holding ownership interests in such Subsidiary and (iii) the nature of the ownership interests held by each such Person and the percentage of ownership of such Subsidiary represented by such ownership interests. Schedule 3.4(a) designates each Subsidiary which is an Affiliated Professional Corporation and lists the shareholders of each Subsidiary and the percentage ownership of each such shareholder. Except as disclosed on Schedule 3.4(a) hereto, (x) each of the Borrower and its Subsidiaries owns, free and clear of Liens, and has the unencumbered right to vote, all outstanding ownership interests in each Person shown to be held by it on Schedule 3.4(a) hereto, (y) all of the issued and outstanding Capital Stock of each such Person organized as a corporation is validly issued, fully paid and nonassessable and
(z) there are no outstanding Equity Rights with respect to such Person.

                  (b) Set forth on Schedule 3.4(b) is a complete and correct list of each Administrative Services Agreement to which the Borrower or a Guarantor is a party.

                  (c) Set forth on Schedule 3.4(c) is a complete and correct list, as of the date of this Agreement, of all investments (of the type referred to in Section 6.8) (other than investments disclosed on Schedule 3.4(a) hereto) held by the Borrower or any of its Subsidiaries in any Person and, for each such investment, (i) the identity of the Person or Persons holding such investment and (ii) the nature of such investment. Except as disclosed on Schedule 3.4(c) hereto, each of the Borrower and its Subsidiaries owns, free and clear of all Liens, all such investments.

                  3.5 Liens. After giving effect to the repayment of the Sterling Obligations as contemplated by the Interim Order (and the release of Liens securing the same), there are no Liens of any nature whatsoever on any assets of the Borrower or any of the Guarantors other than: (i) Liens (including pledges of the Capital Stock of the Guarantors) in favor of the Prepetition Agent and the Prepetition Lenders (A) pursuant to, or in connection with, the Prepetition Credit Agreement and (B) granted pursuant to the Orders and Section 2.15(c); (ii) other Liens in existence on the Filing Date as reflected on
Schedule 6.2; and (iii) other Permitted Liens. Schedule 6.2 hereto is a complete and correct list, as of the date of this Agreement and after giving effect to the repayment of the Sterling Obligations as contemplated by the Interim Order (and the release of Liens securing the same), of each Lien securing Indebtedness of any Person (other than the Liens securing the Prepetition Obligations) and covering any Property of the Borrower or any of the Guarantors, and the aggregate Indebtedness secured (or that may be secured) by each such Lien and the Property covered by each such Lien is correctly described in Schedule 6.2. Neither the Borrower nor any Guarantor is party to any contract, agreement, lease or instrument entered into after the Filing Date the performance of which, either unconditionally or upon the happening of an event, will result in or require the creation of a Lien on any assets of the Borrower or any Guarantor in violation of this Agreement.

                  3.6 Approvals. Except for the Orders, no Authorizations of any Governmental Authority, or any securities exchange, are necessary for the execution, delivery or performance by the Borrower or any of its Subsidiaries of the Loan Documents to which the Borrower or such Subsidiary is a party, or for the legality, validity or enforceability hereof or thereof.

                  3.7 The Orders. As of the date of the making of the initial extension of credit hereunder, the Interim Order has been entered and has not been stayed, amended, vacated, reversed, rescinded or otherwise modified in any respect. As of the date of the making of any subsequent extension of credit hereunder, the Interim Order and/or the Final Order, as the case may be, have been entered and have not been stayed, amended (except in accordance with the terms hereof), reversed, vacated, rescinded or otherwise modified (except in accordance with the terms hereof) in any respect.

                  3.8 No Material Litigation. To the knowledge of the Borrower, except as set forth on Schedule 3.8., no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to any of the Loan Documents or any of the transactions contemplated hereby or thereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

                  3.9 Intellectual Property. The Borrower and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect (the "Intellectual Property"). No claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does the Borrower know of any valid basis for any such claim. The use of such Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                  3.10 No Burdensome Restrictions. No Requirement of Law or Contractual Obligation of the Borrower or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.

                  3.11 Taxes. Each of the Borrower and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of the Borrower, are required to be filed, within the required filing periods (as modified by any extensions), and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be); to the knowledge of the Borrower or such Guarantor, as the case may be, no tax Lien has been filed, and, to the knowledge of the Borrower, no claim is being asserted, with respect to any such tax, fee or other charge.

                  3.12 Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the meaning of the quoted terms under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

                  3.13 ERISA. Neither a Reportable Event nor an "accumulated funding deficiency" (within the meaning of Section 412 of the Code or Section 302 of ERISA) has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code. No termination of a Single Employer Plan has occurred, and no Lien in favor of the PBGC or a Plan has arisen, during such five-year period. The present value of all accrued benefits under each Single Employer Plan (based on those assumptions used to fund such Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits. Neither the Borrower nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither the Borrower nor any Commonly Controlled Entity would become subject to any liability under ERISA if the Borrower or any such Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made. No such Multiemployer Plan is in Reorganization or Insolvent.

                  3.14 Investment Company Act; Other Regulations. Neither the Borrower nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended. Neither the Borrower nor any of its Subsidiaries is subject to regulation under any Federal or State statute or regulation (other than Regulation X of the Board of Governors of the Federal Reserve System) which limits its ability to incur Indebtedness.

                  3.15 Environmental Matters. Except to the extent that all of the following, in the aggregate, could not reasonably be expected to have a Material Adverse Effect;

                  (a) The facilities and properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Facilities") do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations or under circumstances which (i) constitute or constituted a violation of, or
         (ii) could give rise to liability under, any Environmental Law.

                  (b) The Facilities and all operations at the Facilities in material compliance, and have in the last five years been in material compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Facilities or violation of any Environmental Law with respect to the Facilities or the business operated by the Parent, the Borrower or any of their Subsidiaries (the "Business"). Neither the Borrower nor any of its Subsidiaries has assumed any liability of any other Person under Environmental Laws.

                  (c) Neither the Borrower nor any of its Subsidiaries has received or is aware of any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Facilities or the Business, nor does the Borrower or any of its Subsidiaries have knowledge or reason to believe that any such notice will be received or is being threatened.

                  (d) Materials of Environmental Concern have not been transported or disposed of from the Facilities in violation of, or in a manner or to a location which could reasonably be expected to give rise to liability under, any Environmental Law, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Facilities in violation of, or in a manner that could give rise to liability under, any applicable Environmental Law.

                  (e) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of their Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party with respect to the Facilities or the Business, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Facilities or the Business.

                  (f) There has been no release or threat of release of Materials of Environmental Concern at or from the Facilities or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with the Facilities or otherwise in connection with the Business, in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.


                         SECTION 4. CONDITIONS PRECEDENT

                  4.1 Conditions to Initial Loan. The agreement of each Lender to make the initial Loan requested to be made by it on the Closing Date is subject to the satisfaction, prior to or concurrently with the making of such Loan on the Closing Date, of the following conditions precedent:

                  (a) Loan Documents. The Administrative Agent shall have received (i) this Agreement, executed and delivered by a duly authorized officer of the Borrower, with a counterpart for each Lender, and (ii) for the account of any Lender requesting a Note in accordance with Section 2.3(e), a Note conforming to the requirements thereof and executed and delivered by a duly authorized officer of the Borrower.

                  (b) Closing Certificate. The Administrative Agent shall have received, with a counterpart for each Lender, a certificate of each Loan Party, dated the Closing Date, substantially in the form of Exhibit D, with appropriate insertions and attachments (including without limitation the resolutions of the Board of Directors, in form and substance satisfactory to the Lenders, authorizing and approving, among other things, the commencement of the Cases, the transactions contemplated by this Agreement and the other Loan Documents and the transactions contemplated by the Plan Term Sheet, executed by the President or any Vice President and the Secretary or any Assistant Secretary of such Loan Party.

                  (c) Interim Order. At the time of the making of the initial Loan, but in any event no later than 15 days after the Filing Date, the Administrative Agent shall have received a copy of the Interim Order approving the Loan Documents and granting the Super-priority Claim status and Liens described in Section 2.15 and finding that the Lenders are extending credit to the Borrower in good faith within the meaning of Section 364(e) of the Bankruptcy Code, which Interim Order
         (i) shall be in form and substance satisfactory to the Administrative Agent, (ii) shall have been entered upon an application of the Borrower and the Guarantors reasonably satisfactory in form and substance to the Administrative Agent, (iii) shall be in full force and effect and (iv) shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect and, if the Interim Order is the subject of a pending appeal in any respect, neither the making of such extension of credit nor the performance by the Borrower or any of the Guarantors of any of their respective obligations hereunder or under the other Loan Documents or under any other instrument or agreement referred to herein shall be the subject of a presently effective stay pending appeal.

                  (d) Cash Collateral. At the time of the making of the initial extension of credit, but in any event no later than 15 days after the Filing Date, the Administrative Agent shall have received, with a copy for each Lender, a copy of an order or orders of the Bankruptcy Court, in form and substance reasonably satisfactory to the Administrative Agent, pursuant to Section 363(c)(2)(B) of the Bankruptcy Code, authorizing the use by the Borrower and the Guarantors of any Cash Collateral in which the Prepetition Lenders under the Prepetition Credit Agreement may have an interest and providing for Super-priority Claims and Liens contemplated by Section 2.15(c), which order(s) shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified or amended in any respect without the prior written consent of the Administrative Agent. The Liens and claims described in this Section and Section 2.15(c), and the other rights granted in respect of the use of Cash Collateral, may be contained in the Orders.

                  (e) First Day Orders. All orders submitted to the Bankruptcy Court on or about the Filing Date shall be in form and substance reasonably satisfactory to the Administrative Agent.

                  (f) Fees. The Administrative Agent shall have received all fees, expenses and other consideration required to be paid on or before the Closing Date.

                  (g) Budget. The Administrative Agent and the Lenders shall have received the Budget, in form and substance reasonably satisfactory to the Administrative Agent.

                  (h) Insurance. The Administrative Agent shall have received evidence in form and substance reasonably satisfactory to it that all of the requirements of Section 5.4 shall have been satisfied.

                  (i) Sterling Obligations. The Sterling Obligations shall be paid in full on the Closing Date.

                  4.2 Conditions to Each Loan. The agreement of each Lender to make any Loan requested to be made by it on any date (including, without limitation, its initial Loan) is subject to the satisfaction of the following conditions precedent:

                  (a) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date.

                  (b) No Default. No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the Loan requested to be made on such date.

                  (c) Bankruptcy Court Approval. The Interim Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded, modified (other than by the Final Order) or amended in any respect or, if the date of such requested Loan is more than 30 days after the Closing Date or if the amount of such requested Loan, when added to the amount of all outstanding Loans would exceed the maximum amount authorized pursuant to the Interim Order, the Final Order shall have been entered, which Final Order shall be in full force and effect and shall not have been stayed, reversed, vacated, rescinded or, without the consent of the Required Lenders, modified or amended in any respect and, if the Interim Order or the Final Order, as the case may be, is the subject of a pending appeal in any respect, neither the making of such Loan nor the performance by the Borrower of any of its obligations hereunder or under the Loan Documents or under any other instrument or agreement referred to herein or therein shall be the subject of a then effective stay pending appeal.

                  (d) Notices of Borrowing. The Administrative Agent shall have received a notice of borrowing complying with Section 2.2.

                  (e) Borrowing Certificate. The Administrative Agent shall have received, with a copy for each Lender, a certificate executed by a Responsible Officer of the Borrower, substantially in the form of Exhibit E, certifying that (i) the requested Loan and the intended use thereof are consistent with the terms of this Agreement and is to be used solely for expenditures, and in the amounts (subject to permitted variances) set forth in the Budget, (ii) the proceeds thereof are necessary, after utilization and application of the Borrower's and the Guarantors' available cash reserves, in order for the Borrower and the Guarantors to satisfy their respective obligations with respect to the items set forth in the Budget, (iii) all of the representations and warranties contained in Section 3 are true and correct as required by
         Section 4.2(a), (iv) the Borrower and the Guarantors have observed and performed in all material respects all applicable covenants and agreements contained herein and in the other Loan Documents and the Orders (as applicable) and satisfied in all material respects each condition to such Loan contained herein or in the other Loan Documents or in the Orders (as applicable) to be observed, performed or satisfied by the Borrower or the Guarantors and (v) such officer has no knowledge of any Default or Event of Default.

Each borrowing by the Borrower hereunder shall constitute a representation and warranty by the Borrower as of the date of such borrowing that the conditions contained in this Section 4.2 have been satisfied.


                        SECTION 5. AFFIRMATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall and (except with respect to Section 5.1) each Guarantor shall:

                  5.1 Financial Statements. Furnish to the Administrative Agent and each Lender as soon as available, but in any event not later than (a)(i) in the case of June 1998, August 25, 1998, (ii) in the case of July 1998, September 4, 1998, and (iii) in the case of each calendar month thereafter, 25 days after the end of such calendar month, a copy of the unaudited consolidated balance sheet of each Core Business as at the end of such calendar month and the related unaudited consolidated statements of income and retained earnings and of cash flows of each such Core Business for such month and the period from the Filing Date through the end of such month and (b)(i) in the case of June, 1998, September 15, 1998, (ii) in the case of July, 1998, September 30, 1998, and
(iii) in the case of each calendar month thereafter, 45 days after the end of such calendar month, a copy of the unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and retained earnings and of cash flows of the Borrower and its consolidated Subsidiaries for such month and the period from the Filing Date through the end of such month. All such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP (except for the absence of notes in the financial statements and subject to normal year-end adjustments) applied consistently throughout the periods reflected therein and with prior periods (except as approved by such Responsible Officer and disclosed therein).

                  5.2 Certificates; Other Information. Furnish to:

                  (a) the Administrative Agent and each Lender concurrently with the delivery of any financial statement pursuant to Section 5.1, (y) a certificate of a Responsible Officer of the Borrower stating that, to the best of each such Responsible Officer's knowledge, during such period (i) no Subsidiary has been formed or acquired, and (ii) each Loan Party has observed or performed in all material respects all of its covenants and other agreements, and satisfied in all material respects every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and that such Responsible Officer has obtained no knowledge of any Default or Event of Default except as specified in such certificate and (z) to the extent applicable, calculations demonstrating compliance with the prepayment provisions of Sections 2.8 and 6.19;

                  (b) the Administrative Agent and each Lender not later than 5:00 p.m., New York City time, on each Wednesday of every calendar week, (i) (A) commencing on July 29, 1998, a forecast, in a form acceptable to the Administrative Agent, of cash flows of each of (x) the Loan Parties, taken as a whole, (y) each Core Business and (z) the Loan Parties, taken as a whole, that are not part of a Core Business for the period of six consecutive calendar weeks commencing with the week in which such forecast is delivered and (B) commencing on July 29, 1998, a comparison of actual cash flows of each of (x) the Borrower and the Guarantors, taken as a whole, (y) each Core Business (other than HPI) and (z) the Loan Parties, taken as a whole, that are not part of a Core Business for the immediately preceding week to (I) in the case of the comparison delivered on July 29, 1998, the Budget for the preceding week for the applicable Loan Parties and (II) in the case of the comparisons delivered thereafter, to the most recently forecasted cash flows of the applicable Loan Parties for such week, with an explanation of any significant variance, in each case accompanied by a certificate of a Responsible Officer of the Borrower stating that such forecast and reconciliation are based upon reasonable estimates and assumptions and information that is accurate to the best knowledge of such Responsible Officer and that such Responsible Officer has no reason to believe that such forecast and reconciliation are incorrect or misleading in any material respect, and (ii) not later than 5:00 p.m., New York City time, on the Wednesday of every calendar week, commencing July 29, 1998, a report regarding the termination of, or material modification to, any contract of the Borrower or any of its Subsidiaries with any hospitals or other healthcare facilities, any Affiliated Professional Corporation involving annual net revenues in excess of $500,000;

                  (c) the Administrative Agent and each Lender within five days after the same are filed, copies of all financial statements and reports which the Borrower may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

                  (d) the Administrative Agent and each Lender as soon as available, but not later than the later of (i) 20 days after the end of each calendar month and (ii) three Business Days following receipt by the Borrower thereof, the GFS Report for the second preceding month, together with a certificate of a Responsible Officer of the Borrower demonstrating compliance with the requirements of Section 2.8 and to the effect that such report, to the best of such Responsible Officer's knowledge, is complete and accurate;

                  (e) the Administrative Agent and each Lender promptly following the delivery thereof to the Borrower or to the Board of Directors or management of the Borrower, a copy of any management letter or report by independent public accountants with respect to the financial condition, operations, business or prospects of the Borrower and its Subsidiaries;

                  (f) the Administrative Agent and each Lender no later than September 30, 1998, an updated Budget depicting projected cash receipts and disbursements on a monthly basis for the fiscal month of January, 1999, in the form of Exhibit B reasonably satisfactory to the Administrative Agent.

                  (g) the Administrative Agent and each Lender no later than 10 days before the end of each fiscal month commencing August, 1998, an update to the Budget detailing projected cash receipts and disbursements on a weekly basis for the second succeeding fiscal month in the form of Exhibit B consistent with the monthly Budget for such fiscal month delivered on the Closing Date (or, in the case of January, 1999, in accordance with Section 5.2(f)) and otherwise reasonably satisfactory to the Administrative Agent;

                  (h) the Administrative Agent and each Lender no later than five (5) Business Days after each of the dates specified in Sections
         6.19 and 6.20, a report setting forth the calculations demonstrating compliance with such Sections, in a form reasonably satisfactory to the Administrative Agent;

                  (i) to counsel to the Administrative Agent, promptly after the same is available, copies of all pleadings, motions, applications, judicial information, financial information and other documents filed by or on behalf of the Borrower or any of the Guarantors with the Bankruptcy Court or the United States Trustee in the Cases, or distributed by or on behalf of the Borrower or any of the Guarantors to any official committee appointed in the Cases; and

                  (j) the Administrative Agent and each Lender promptly, such additional financial and other information as the Administrative Agent or any Lender may from time to time reasonably request.

                  5.3 Payment of Obligations. Except in accordance with the Bankruptcy Code or by an applicable order of the Bankruptcy Court, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature that constitute administrative expenses under Section 503(b) of the Bankruptcy Code in the Cases, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or its Subsidiaries, as the case may be.

                  5.4 Maintenance of Property; Insurance. (a) Keep all material property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted; (b) maintain with financially sound and reputable insurance companies insurance on all its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business (provided that the Borrower may maintain self insurance in reasonable amounts consistent with industry standards for similarly-situated companies); and (c) furnish to each Lender, upon written request, full information as to the insurance carried.

                  5.5 Inspection of Property; Books and Records; Discussions. Keep proper books of records and accounts in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and upon reasonable notice, but in no event less than two days' prior written notice from the Administrative Agent to the Borrower, permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired (but, in any case, at such times and in such a manner so as not to unreasonably interfere with the business or operations of the Borrower or its Subsidiaries, as the case may be) and to discuss the business, operations, properties and financial and other condition of the Borrower and its Subsidiaries with senior officers of the Borrower and its Subsidiaries and, in conjunction with the Borrower, with its independent certified public accountants. Any information obtained by any Lender pursuant to this Section 5.5 shall be subject to the provisions of Section 11.16.

                  5.6 Notices. Promptly give notice to the Administrative Agent of:

                  (a) the occurrence of any Default or Event of Default;

                  (b) any (i) default or event of default under any post-Filing Date Contractual Obligation of the Borrower or any of its Subsidiaries, including copies of any notice asserting the existence of any such default or event of default or (ii) litigation, investigation or proceeding which may exist at any time between the Borrower or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

                  (c) any post-Filing Date litigation or proceeding affecting the Borrower or any of its Subsidiaries in which the amount involved is $500,000 or more and not covered by insurance or in which injunctive or similar relief is sought;

                  (d) the following events, as soon as possible and in any event within 30 days after the Borrower or any of its Subsidiaries knows or has reason to know thereof: (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or the Borrower or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

                  (e) any development or event which could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 5.6 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or the relevant Subsidiary proposes to take with respect thereto.

                  5.7 Environmental Laws. (a) Comply in all material respects with, and ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws.

                  (b) Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

                  5.8 Employee Benefits. Comply in all material respects with the applicable provisions of ERISA and the Code and other applicable laws, rules and regulations with respect to any Plan, the failure of which would result in a Material Adverse Effect.

                  5.9 Further Assurances. At the cost and expense of the Borrower, execute and file all such further documents and instruments, and perform such other acts, as the Agent may reasonably determine are necessary or advisable to maintain the Liens granted to the Agent in connection with this Agreement and the Orders and to maintain the priority of such Liens purported to be granted pursuant to this Agreement and the Orders. Without limiting the generality of the foregoing, the Borrower and the Guarantors shall assist the Agent and the

Lenders in the preparation and filing of any Uniform Commercial Code financing statements reasonably requested by the Agent.


                          SECTION 6. NEGATIVE COVENANTS

                  The Borrower hereby agrees that, so long as the Commitments remain in effect, any Note or Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, the Borrower shall not, and shall not permit any of the Guarantors to, directly or indirectly:

                  6.1 Limitation on Indebtedness. Create, incur, assume or suffer to exist any Indebtedness, except:

                  (a) Indebtedness of the Borrower and the Guarantors under the Loan Documents;

                  (b) Indebtedness of the Borrower and the Guarantors outstanding on the Filing Date and reflected on Schedule 6.1, but excluding the refinancing of any such Indebtedness;

                  (c) Indebtedness of the Borrower or any Subsidiary incurred to finance the acquisition of fixed or capital assets (whether pursuant to a loan, a Financing Lease or otherwise) in an aggregate principal amount not exceeding as to the Borrower and its Subsidiaries $500,000 at any time outstanding;

                  (d) Indebtedness of the Borrower to any Guarantor or any Guarantor to the Borrower incurred after the Closing Date on account of Transfers of the type described in Section 6.8(c), (d) or (e);

                  (e) Indebtedness of any Guarantor that is part of a Core Business to any other Guarantor that is part of the same Core Business;

                  (f) Guarantee Obligations permitted by Section 6.3.

                  6.2 Limitation on Liens. Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, except for:

                  (a) Liens existing on the Filing Date and listed on Schedule 6.2;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which are not overdue for a period of more than 60 days or which are being contested in good faith by appropriate proceedings;

                  (c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation;

                  (d) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

                  (e) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the Borrower or any Subsidiary;

                  (f) Liens securing Indebtedness of the Borrower or any Subsidiary incurred after the Closing Date to finance the acquisition of fixed or capital assets, provided that (i) such Liens shall be created substantially simultaneously with the acquisition of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (iii) the amount of Indebtedness secured thereby is not thereafter increased and (iv) the proceeds of the Indebtedness secured by any such Lien shall at no time exceed 100% of the original purchase price of such property;

                  (g) Liens created pursuant to this Agreement and the Orders;
         and

                  (h) Liens of landlords arising by operation of law, and Liens of a lessor under any lease entered into by the Borrower or any Subsidiary in the ordinary course of its business, to the extent the provisions of such leases relating to such Liens are standard and customary in the relevant market.

                  6.3 Limitation on Guarantee Obligations. Create, incur, assume or suffer to exist any Guarantee Obligation except:

                  (a) Guarantee Obligations in existence on the Filing Date and listed on Schedule 6.3; and

                  (b) Guarantee Obligations of the Guarantors under this Agreement and the Orders.

                  6.4 Limitation on Fundamental Changes to Core Businesses. As to any Loan Party that is part of a Core Business, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, lease, assign, transfer or otherwise dispose of, all or substantially all of its property, business or assets, or make any material change in its present method of conducting business, (a) unless any Requirement of Law requires that any Affiliated Professional Corporation merge with, or transfer assets to, a Subsidiary of the Borrower that is part of a Core Business, in which case such transaction may occur with the consent of the Required Lenders (not to be unreasonably withheld) and (b) except any Loan Party that is part of the same Core Business may sell, lease, transfer or otherwise dispose of any or all of its assets (upon voluntary liquidation or otherwise) to any other Loan Party that is part of a Core Business.

                  6.5 Limitation on Sale of Assets. (a) As to any Loan Party that is part of a Core Business, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower that is party of a Core Business, issue or sell any shares of such Subsidiary's Capital Stock to any Person, except (a) the sale of inventory in the ordinary course of business and (b) the sale or other disposition of obsolete or worn out property in the ordinary course of business, or the sale or other disposition of property no longer useful in the conduct of its business, provided that (x) the Net Cash Proceeds of all such Asset Sales of the type described in clause (b) after the Closing Date shall not exceed (i) $10,000 with respect to any individual Asset Sale or related series of Asset Sales and (ii) $50,000 in the aggregate as to all such Asset Sales, and (y) all such Net Cash Proceeds of any such Asset Sales shall be applied in accordance with Section 2.8.

                  (b) As to any Loan Party that is not part of a Core Business, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary of the Borrower that is not part of a Core Business, issue or sell any shares of such Subsidiary's Capital Stock to any Person unless Net Cash Proceeds of any such Asset Sales are applied in accordance with Section 2.8.

                  6.6 Limitation on Restricted Payments. Declare or pay any dividend (other than dividends payable solely in common stock of the Person making such dividend) on, or make any payment on account of, or set apart assets for a sinking or other analogous fund for, the purchase, redemption, defeasance, retirement or other acquisition of, any shares of any class of Capital Stock of the Borrower or any of its Subsidiaries or any warrants or options to purchase any such Capital Stock, whether now or hereafter outstanding, or make any other distribution in respect thereof, either directly or indirectly, whether in cash or property or in obligations of the Borrower or any Subsidiary.

                  6.7 Limitation on Capital Expenditures. Make or commit to make (by way of the acquisition of securities of a Person or otherwise) any Capital Expenditure except for expenditures in the ordinary course of business not exceeding, in the aggregate for the Borrower and its Subsidiaries, $1,000,000 in accordance with a budget to be delivered to the Administrative Agent no later than July 31, 1998.

                  6.8 Limitation on Investments, Loans and Advances. Make any advance, loan, extension of credit, transfer or capital contribution to (each of the foregoing, a "Transfer"), or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or make any other investment in, any Person, except:

                  (a) investments in existence on the Filing Date and listed on
         Schedule 6.8;

                  (b) investments in Cash Equivalents;

                  (c) Transfers by the Borrower to a Subsidiary for purposes consistent with the Budget;

                  (d) Transfers by any Subsidiary of the Borrower which are applied to the repayment of the Loans;

                  (e) Transfers in the ordinary course of business consistent with past practice between the Borrower and any Subsidiary of the Borrower in connection with their consolidated cash management system; and

                  (f) at any time prior to July 31, 1998, Transfers described on
         Schedule 6.8(f).

                  6.9 Limitation on Transactions with Affiliates. Enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction (a) is otherwise permitted under this Agreement, and (b) is upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate.

                  6.10 Limitation on Sale and Leaseback Transactions. Enter into any arrangement with any Person providing for the leasing by the Borrower or any Subsidiary of real or personal property which has been or is to be sold or transferred by the Borrower or such Subsidiary to such Person or to any other Person to whom funds have been or are to be advanced by such Person on the security of such property or rental obligations of the Borrower or such Subsidiary.

                  6.11 Limitation on Changes in Fiscal Year. Permit the fiscal year of the Borrower or any of its Subsidiaries to end on a day other than December 31.

                  6.12 Cash Concentration. Fail to maintain a system of cash management that concentrates funds on a daily basis in a manner similar in all material respects to the pre-Filing Date cash management system of the Borrower and its Subsidiaries, except as otherwise approved by the Administrative Agent.

                  6.13 Limitation on Lines of Business. Enter into any business, either directly or through any Subsidiary, except for the physician practice management business or businesses which are directly related thereto.

                  6.14 Chapter 11 Claims. Except for the Carve-Out, incur, create, assume, suffer to exist or permit any other Super-priority Claim or Lien which is pari passu with or senior to the claims of (a) the Administrative Agent and the Lenders granted pursuant to this Agreement and the Orders or (b) other than for claims referenced in clause (a), the Prepetition Agent and the Prepetition Lenders granted pursuant to Section 2.15(c) and the Orders.

                  6.15 Reclamation Claims; Bankruptcy Code Section 546(g)* Agreements. (a) Make any payments or transfer any property on account of claims asserted by any vendors of the Borrower or any Subsidiary for reclamation in accordance with Section 2-702 of the Uniform Commercial Code and Section 546(c) of the Bankruptcy Code; and

                  (b) Enter into any agreements or file any motion seeking a Bankruptcy Court order for the return of inventory to any vendor pursuant to
Section 546(g)* of the Bankruptcy Code.

                  6.16 Use of Proceeds. (a) Use the proceeds of the Loans for purposes other than working capital purposes and other general corporate purposes of the Borrower and the Guarantors as detailed in the Budget, including the repayment of the Sterling Obligations with the proceeds of the initial Loan and the payment of certain other pre-Filing Date claims, including payments to physician providers, that are authorized by the Bankruptcy Court pursuant to the orders described in Section 4.1(e), in each case to the extent consistent with the Budget or (b) use any portion of the Loans, the Carve-Out or the Cash Collateral of the Prepetition Lenders to commence or prosecute any action or objection with respect to (i) the claims of the Prepetition Agent or the Prepetition Lenders against the Borrower and the Guarantors or the Prepetition Agent's or the Prepetition Lenders' Liens which secure the Prepetition Obligations, (ii) the Super-priority Claim or Liens granted to the Administrative Agent and the Lenders pursuant to this Agreement and the Orders, or (iii) the Super-priority Claim or Liens granted to the Prepetition Agent and the Prepetition Lenders pursuant to Section 2.15(c) and the Orders.

                  6.17 Reorganization Plan. Fail to (a) file with the Bankruptcy Court by September 30, 1998 a Reorganization Plan consistent in all material respects with the Plan Term Sheet and, otherwise, in form and substance reasonably satisfactory to the Administrative Agent and the Lenders, (b) obtain approval by the Bankruptcy Court, pursuant to Section 1125 of the Bankruptcy Code, by November 15, 1998 of the disclosure statement prepared in connection with such Reorganization Plan or (c) consummate, by December 31, 1998, the transactions contemplated by such Reorganization Plan.

                  6.18 Minimum EBITDA. The Borrower shall not permit cumulative aggregate EBITDA of the Core Businesses for the period from August 1, 1998 through the last day of any fiscal month set forth below to be less than the amount set forth opposite such fiscal month:

                                                                Cumulative
                Period Ending                                     EBITDA
                -------------                                     ------

                August, 1998                                    $1,000,000

               September, 1998                                  $3,000,000

                October, 1998                                   $5,500,000

               November, 1998                                   $8,000,000

               December, 1998                                   $10,000,000


                  6.19 Minimum Net Cash Flow From Operations. The Borrower and the Guarantors shall not permit actual cumulative Net Cash Flow from Operations of (a) the Borrower and the Guarantors, taken as a whole, (b) each Core Business (other than HPI), and (c) the Borrowers and the Guarantors that are not part of a Core Business, for the period from the Filing Date through each of (i) July 31, 1998, (ii) August 28, 1998, (iii) September 25, 1998, (iv) October 31, 1998,
(v) November 30, 1998 and (vi) December 31, 1998, to be less than 85% of the projected Net Cash Flow from Operations if cumulative Net Cash Flow from Operations is a positive number or not to exceed 115% of cumulative Net Cash Flow from Operations if cumulative Net Cash Flow from Operations is a negative number for all applicable entities, all as set forth for each such period on the Budget delivered on the Closing Date, except that, for any period set forth above, if the aggregate cumulative variance from the Filing Date through the end of the applicable period (in Dollars) from projected Net Cash from Operations for all of the entities described in clauses (b) and (c) above that fail to satisfy the applicable percentage required above is less than $1,000,000, such entities shall be deemed to be in compliance with this provision.

                  6.20 Minimum Receipts. The Borrower and the Guarantors shall not permit actual aggregate cash receipts of (a) the Borrower and the Guarantors, taken as a whole, (b) each Core Business (other than HPI), and (c) the Borrowers and the Guarantors that are not part of a Core Business for the period from the Filing Date through each of (i) July 31, 1998, (ii) August 28, 1998, (iii) September 25, 1998, (iv) October 31, 1998, (v) November 30, 1998 and
(vi) December 31, 1998, to be less than 85% of its projected aggregate cash receipts for the applicable entities as set forth for each such period on the Budget delivered on the Closing Date, provided that payments made by payors to third party claimants with respect to post-Filing claims on behalf of the Borrower or any Guarantor, as the case may be, shall be deemed to be cash receipts for purposes of this provision to the extent reflected as such on the Budget for the applicable entity, provided, however, that for any period set forth above, if the aggregate cumulative variance from the Filing Date through the end of the applicable period (in Dollars) from projected cash receipts for all of the entities described in clauses (b) and (c) above that fail to satisfy the applicable percentage required above is less than $1,000,000, such entities shall be deemed to be in compliance with this provision.

                          SECTION 7. EVENTS OF DEFAULT

                  If any of the following events shall occur and be continuing:

                  (a) The Borrower shall fail to pay any principal of any Loan when due in accordance with the terms hereof; or the Borrower shall fail to pay any interest on any Loan or any other amount payable hereunder or under any other Loan Document, within two Business Days after any such interest or other amount becomes due in accordance with the terms hereof; or

                  (b) Any representation or warranty made or deemed made by the Borrower or any other Loan Party herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made; or

                  (c) The Borrower or any other Loan Party shall default in the observance or performance of any agreement contained in (i) Sections
         5.1 or 5.2 of this Agreement and such default shall continue unremedied for a period of five (5) Business Days or (ii) Section 6 of this Agreement in any material respect; or

                  (d) The Borrower or any of its Subsidiaries shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Section), and such default shall continue unremedied for a period of ten (10) Business Days; or

                  (e) (i) Any of the Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or (ii) a trustee under Chapter 11 of the Bankruptcy Code shall be appointed in any of the Cases; or

                  (f) (i) An order of the Bankruptcy Court shall be entered granting another Super-priority Claim or Lien pari passu with or senior to that granted (x) to the Administrative Agent and the Lenders pursuant to this Agreement and the Orders, or (y) to the Prepetition Lenders pursuant to the Orders (other than pursuant to clause (x) above), (ii) an order of a court of competent jurisdiction shall be entered reversing, staying, vacating or rescinding either of the Orders, (iii) an order of a court of competent jurisdiction shall be entered amending, supplementing or otherwise modifying either of the Orders, (iv) the Prepetition Lenders' Cash Collateral shall be used in a manner inconsistent with the Orders, or (v) an order of a court of competent jurisdiction shall be entered terminating the use of the Prepetition Lenders' Cash Collateral; or

                  (g) An order of the Bankruptcy Court shall be entered in any of the Cases appointing an examiner having enlarged powers relating to the operation of the business of the Borrower and the Guarantors (powers beyond those set forth under Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code; or

                  (h) The Borrower or any Guarantor shall make any payments of Indebtedness relating to pre-Filing Date obligations other than (i) as permitted under the Orders, (ii) prepetition wages and benefits and other employee-related claims which are payable with the approval of the Bankruptcy Court and sales tax and employee withholding taxes which have been collected by the Borrower but not yet paid, (iii) as otherwise permitted under this Agreement, payment of certain other pre-Filing Date claims, including payments to physician providers, that are authorized by the Bankruptcy Court pursuant to orders described in
         Section 4.1(e), or (iv) in connection with the assumption of any contract or lease approved by the Bankruptcy Court, in each case to the extent consistent with the Budget; or

                  (i) The entry of an order granting relief from the automatic stay so as to allow a third party to proceed against any asset or assets of the Borrower or any Guarantor which have a value in excess of $1,000,000 in the aggregate; or

                  (j) The filing of any pleading by the Borrower or any Guarantor seeking, or otherwise consenting to, any of the matters set forth in paragraphs (e) through (i); or

                  (k) There shall occur any event after the Filing Date which results in a Material Adverse Effect; or

                  (l) The entry of the Final Order shall not have occurred within 30 days after the Filing Date; or

                  (m) It shall be determined (whether by the Bankruptcy Court or by any other judicial or administrative forum) that the Borrower or any of its Subsidiaries is liable for the payment of claims arising out of any failure to comply (or to have complied) with applicable Environmental Laws or regulations the payment of which could have a Material Adverse Effect; or

                  (n) The Borrower or any Guarantor files any pleading seeking, or otherwise consenting to, (i) the invalidation, subordination or other challenging of the Liens granted to secure the Obligations or
         (ii) any relief under Section 506(c) of the Bankruptcy Code with respect to any Property which secures the Prepetition Obligations; or

                  (o) (i) Any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any

         "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower, a Subsidiary or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed, or a trustee shall be appointed, to administer or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) the Borrower, a Subsidiary or any Commonly Controlled Entity shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through
         (vi) above, such event or condition, together with all other such events or conditions, if any, could, in the sole judgment of the Required Lenders, reasonably be expected to have a Material Adverse Effect; or

                  (p) One or more judgments or decrees shall be entered after the Filing Date against the Borrower or any of its Subsidiaries involving in the aggregate a liability (not paid or fully covered by insurance) of $500,000 or more, and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within the time required by the terms of such judgment or applicable law; or

                  (q) The termination or resignation of any two Key Employees unless prior to such termination or resignation a replacement for each such Key Employee acceptable to the Required Lenders has been employed;

then, and in every such event and at any time thereafter during the continuance of such event, and without further order of or application to the Bankruptcy Court, the Administrative Agent may, and, at the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee), take one or more of the following actions, at the same or different times (provided, that with respect to clause
(z) below, the Administrative Agent shall provide the Borrower (with a copy to counsel for any statutory committee of unsecured creditors appointed in the Cases and to the United States Trustee) with five Business Days' written notice prior to taking the action contemplated thereby): (w) terminate forthwith the Commitments; (x) declare the Loans then outstanding to be forthwith due and payable, whereupon the principal of the Loans, together with accrued interest thereon and any unpaid accrued fees and all other Obligations of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(y) set-off amounts in any account of the Borrower maintained at the Administrative Agent or any

Lender and apply such amounts to the Obligations of the Borrower hereunder and under the other Loan Documents; and (z) exercise any and all remedies under this Agreement, the Orders, and applicable law available to the Administrative Agent and the Lenders.


                       SECTION 8. THE ADMINISTRATIVE AGENT

                  8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, and each Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.

                  8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys in-fact selected by it with reasonable care.

                  8.3 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing resulted from its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the Notes or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party.

                  8.4 Reliance by the Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any Note, writing, resolution, notice, consent, certificate, affidavit, letter, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

                  8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.

                  8.6 Non-Reliance on the Administrative Agent and Other Lenders. Each Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereafter taken, including any review of the affairs of a Loan Party or any Affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any Affiliate of a Loan Party which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

                  8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Commitments, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Notes) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of, the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements which result from the Administrative Agent's gross negligence or willful misconduct. The agreements in this Section 8.7 shall survive the payment of the Notes and all other amounts payable hereunder.

                  8.8 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with any Loan Party as though the Administrative Agent were not the Administrative Agent hereunder and under the other Loan Documents. With respect to its Loans made or renewed by it and any
Note issued to it, and the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

                  8.9 Successor Agent. The Administrative Agent may resign as Administrative Agent upon 10 days' notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent in such capacity, which successor agent, so long as no Default or Event of Default shall have occurred and be continuing, shall have been approved by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent hereunder. Effective upon such appointment and approval, the terms "Administrative Agent" shall mean such successor agent, and the former Administrative Agent's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Notes. After any retiring Administrative Agent's resignation as Administrative Agent, the provisions of this Section 8 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.


                              SECTION 9. GUARANTEE

                  9.1 Guarantee. (a) Each of the Guarantors unconditionally and irrevocably guarantees the due and punctual payment and performance by the Borrower of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and it will remain bound upon this guarantee notwithstanding any extension or renewal of any of the Obligations. The Obligations of the Guarantors shall be joint and several.

                  (b) Each of the Guarantors waives presentation to, demand for payment from and protest to the Borrower or any other Guarantor, and also waives notice of protest for nonpayment. The Obligations of the Guarantors hereunder shall not be affected by (i) the failure of either the Administrative Agent or a Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Guarantor under the provisions of this Agreement or any other Loan Document or otherwise; (ii) any extension or renewal of any provision hereof or thereof; (iii) any rescission, waiver, compromise, acceleration, amendment or modification of any of the terms or provisions of any of the Loan Documents; (iv) the release, exchange, waiver or foreclosure of any security held by the Administrative Agent for the Obligations or any of them;
(v) the failure of either of the Administrative Agent or a Lender to exercise any right or remedy against any other Guarantor; or (vi) the release or substitution of any Guarantor or any other Guarantor.

                  (c) Each of the Guarantors further agrees that this guarantee constitutes a guarantee of performance and of payment when due and not just of collection, and waives any right to require that any resort be had by either of the Administrative Agent or a Lender to any security held for payment of the Obligations or to any balance of any deposit, account or credit on the books of either of the Administrative Agent or a Lender in favor of the Borrower or any other Guarantor, or to any other Person.

                  (d) Each of the Guarantors hereby waives any defense that it might have based on a failure to remain informed of the financial condition of the Borrower and of any other Guarantor and any circumstances affecting the ability of the Borrower to perform under this Agreement.

                  (e) Each Guarantor's guarantee shall not be affected by the genuineness, validity, regularity or enforceability of the obligations, the Notes or any other instrument evidencing any obligations, or by the existence, validity, enforceability, perfection, or extent of any collateral therefor or by any other circumstance relating to the Obligations which might otherwise constitute a defense to this Guarantee. Neither the Administrative Agent, nor any of the Lenders makes any representation or warranty in respect to any such circumstances or shall have any duty or responsibility whatsoever to any Guarantor in respect of the management and maintenance of the Obligations.

                  (f) Subject to the grace periods provided by Section 7, upon the Obligations becoming due and payable (by acceleration or otherwise), the Lenders shall be entitled to immediate payment of such Obligations by the Guarantors upon written demand by the Administrative Agent, without further application to or order of the Bankruptcy Court.

                  9.2 No Impairment of Guarantee. The obligations of the Guarantors hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason (other than payment in full), including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations. Without limiting the generality of the foregoing, the obligations of the Guarantors hereunder shall not be discharged or impaired or otherwise affected by the failure of either the Administrative Agent or a Lender to assert any claim or demand or to enforce any remedy under this Agreement or any other agreement, by any waiver or modification of any provision thereof, by any default, failure or delay, willful or otherwise, in the performance of the Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of the Guarantors or would otherwise operate as a discharge of the Guarantors as a matter of law, unless and until the Obligations are paid in full.

                  9.3 Subrogation. Until the Obligations guaranteed hereby have been indefeasibly paid in full, each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law.

                  SECTION 10. REMEDIES; APPLICATION OF PROCEEDS

                  10.1 Remedies; Obtaining the Collateral Upon Default. Upon the occurrence and during the continuance of an Event of Default, to the extent any such action is not inconsistent with the Orders and Section 7 (including the notice provisions described therein), the Agent, in addition to any rights now or hereafter existing under applicable law, and without application to or order of the Bankruptcy Court, shall have all rights as a secured creditor under the Uniform Commercial Code in all relevant jurisdictions and may:

                  (a) personally, or by agents or attorneys, immediately retake possession of the Collateral or any part thereof, from the Borrower, any Guarantor or any other Person who then has possession of any part thereof with or without notice or process of law (but subject to any Requirements of Law), and for that purpose may enter upon the Borrower's or any Guarantor's premises where any of the Collateral is located and remove the same and use in connection with such removal any and all services, supplies, aids and other facilities of the Borrower or such Guarantor;

                  (b) instruct the obligor or obligors on any agreements, instrument or other obligation constituting the Collateral to make any payment required by the terms of such instrument or agreement directly to the Concentration Account;

                  (c) withdraw all monies, securities and instruments in the Concentration Account for application to the Obligations;

                  (d) sell, assign or otherwise liquidate, or direct the Borrower or any Guarantor to sell, assign or otherwise liquidate, any or all of the Collateral or any part thereof, and take possession of the proceeds of any such sale or liquidation;

                  (e) take possession of the Collateral or any part thereof, by directing the Borrower and any Guarantor in writing to deliver the same to the Administrative Agent at any place or places designated by the Administrative Agent, in which event the Borrower and such Guarantor shall at its own expense:

                           (i) forthwith cause the same to be moved to the place or places so designated by the Administrative Agent and there delivered to the Administrative Agent,

                           (ii) store and keep any Collateral so delivered to
                  the Administrative Agent at such place or places pending further action by the Administrative Agent as provided in
                  Section 10.2, and

                           (iii) while the Collateral shall be so stored and
                  kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain them in good condition; and

it being understood that the Borrower's and each Guarantor's obligation so to deliver the Collateral is of the essence of this Agreement and that, accordingly, upon application to the Bankruptcy Court, the Administrative Agent shall be entitled to a decree requiring specific performance by the Borrower or such Guarantor of such obligation.

                  10.2 Remedies; Disposition of the Collateral. Upon the occurrence and during the continuance of an Event of Default, and to the extent not inconsistent with the Orders and Section 8, without application to or order of the Bankruptcy Court, any Collateral repossessed by the Administrative Agent under or pursuant to Section 10.1 or the Orders or otherwise, and any other Collateral whether or not so repossessed by the Administrative Agent, may be sold, assigned, leased or otherwise disposed of under one or more contracts or as an entirety, and without the necessity of gathering at the place of sale the property to be sold, and in general in such manner, at such time or times, at such place or places and on such terms as the Administrative Agent may, in compliance with any Requirements of Law, determine to be commercially reasonable. Any of the Collateral may be sold, leased or otherwise disposed of, in the condition in which the same existed when taken by the Administrative Agent or after any overhaul or repair which the Administrative Agent shall determine to be commercially reasonable. Any such disposition which shall be a private sale or other private proceeding permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower specifying the time at which such disposition is to be made and the intended sale price or other consideration therefor, and shall be subject, for the 10 days after the giving of such notice, to the right of the Borrower or any nominee of the Borrower to acquire the Collateral involved at a price or for such other consideration at least equal to the intended sale price or other consideration so specified. Any such disposition which shall be a public sale permitted by applicable Requirements of Law shall be made upon not less than 10 days' written notice to the Borrower specifying the time and place of such sale and, in the absence of applicable Requirement of Law, shall be by public auction (which may, at the Administrative Agent's option, be subject to reserve), after publication of notice of such auction not less than 10 days prior thereto in two newspapers in general circulation in New York City. Subject to Section 10.4, to the extent permitted by any such Requirement of Law, the Administrative Agent on behalf of the Lenders may bid for and become the purchaser of the Collateral or any item thereof, offered for sale in accordance with this Section 10.2 without accountability to the Borrower or any Guarantor or the Prepetition Lenders (except to the extent of surplus money received). If, under mandatory Requirements of Law, the Administrative Agent shall be required to make disposition of the Collateral within a period of time which does not permit the giving of notice to the Borrower as hereinabove specified, the Administrative Agent need give the Borrower only such notice of disposition as shall be reasonably practicable.

                  10.3 Application of Proceeds. (a) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, (i) if the Administrative Agent takes action under clause (w) or (x) of Section 7 upon the occurrence and during the continuance of an Event of Default, any payment by the Borrower or any Guarantor on account of principal of and interest on the Loans and any proceeds arising out of any realization (including after foreclosure) upon the Collateral shall be applied, subject to the Carve-Out, as follows: first, to the payment in full of all costs and expenses (including without limitation, reasonable attorneys' fees and disbursements) paid or incurred by the Administrative Agent or any of the Lenders in connection with any such realization upon the Collateral, second, as a permanent reduction of the Commitments, pro rata to the payment in full of the Loans (including any accrued and unpaid interest thereon, and any fees and other Obligations in respect thereof), third, to the payment in full of the Prepetition Obligations, and (ii) any payments or distributions of any kind or character, whether in cash, property or securities, made by the Borrower or any Guarantor or otherwise in a manner inconsistent with clause (i) of this Section 10.3(a) shall be held in trust and paid over or delivered to the Administrative Agent so that the priorities and requirements set forth in such clause (i) are satisfied.

                  (b) It is understood that the Borrower and the Guarantors shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the amount of the Obligations.

                  10.4 WAIVER OF CLAIMS. EXCEPT AS OTHERWISE PROVIDED IN THIS AGREEMENT, THE BORROWER AND THE GUARANTORS HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, NOTICE AND JUDICIAL HEARING IN CONNECTION WITH THE ADMINISTRATIVE AGENT'S TAKING POSSESSION OR THE AGENT'S DISPOSITION OF ANY OF THE COLLATERAL, INCLUDING, WITHOUT LIMITATION, ANY AND ALL PRIOR NOTICE AND HEARING FOR ANY PREJUDGMENT REMEDY OR REMEDIES AND ANY SUCH RIGHT WHICH THE BORROWER WOULD OTHERWISE HAVE UNDER ANY REQUIREMENT OF LAW AND THE BORROWER HEREBY FURTHER WAIVES, TO THE EXTENT PERMITTED BY LAW:

                         (a) all damages occasioned by such taking of possession except any damages which are the direct result of the Administrative Agent's or any Lender's gross negligence or wilful misconduct;

                         (b) all other requirement to the time, place and terms of sale or other requirements with respect to the enforcement of the Administrative Agent's rights hereunder; and

                         (c) all rights of redemption, appraisement, valuation, stay, extension or moratorium now or hereafter in force under any applicable law in order to prevent or delay the enforcement of this Agreement or the absolute sale of the Collateral or any portion thereof, and the Borrower and each Guarantor, for itself and all who may claim under it, insofar as it or they now or hereafter lawfully may, hereby waives the benefit of all such laws.

                  10.5 Remedies Cumulative. Each and every right, power and remedy hereby specifically given to the Administrative Agent shall be in addition to every other right, power and remedy specifically given under this Agreement, the Orders or the other Loan Documents or now or hereafter existing at law or in equity, or by statute and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time or simultaneously and as often and in such order as may be deemed expedient by the Administrative Agent. All such rights, powers and remedies shall be cumulative and the exercise or the beginning of exercise of one shall not be deemed a waiver of the right to exercise of any other or others. No delay or omission of the Administrative Agent in the exercise of any such right, power or remedy and no renewal or extension of any of the Obligations shall impair any such right, power or remedy or shall be construed to be a waiver of any Default or Event of Default or an acquiescence therein. In the event that the Administrative Agent shall bring any suit to enforce any of its rights hereunder and shall be entitled to judgment, then in such suit the Administrative Agent may recover reasonable expenses, including attorney's fees, and the amounts thereof shall be included in such judgment.

                  10.6 Discontinuance of Proceedings. In case the Administrative Agent shall have instituted any proceeding to enforce any right, power or remedy under this Agreement by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Administrative Agent, then and in every such case the Borrower, the Administrative Agent and each holder of any of the Obligations shall be restored to their former positions and rights hereunder with respect to the Collateral subject to the security interest created under this Agreement, and all rights, remedies and powers of the Administrative Agent and the Lenders shall continue as if no such proceeding had been instituted.


                            SECTION 11. MISCELLANEOUS

                  11.1 Amendments and Waivers. Neither this Agreement, any other Loan Document, nor any terms hereof or thereof may be amended, supplemented or modified except in accordance with the provisions of this Section 11.1. The Required Lenders or (with the written consent of the Required Lenders), the Administrative Agent and each Loan Party to the relevant Loan Document may, from time to time, (a) enter into written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent (at the direction of the Required Lenders), as the case may be, may specify in such instrument, any of the requirements of this

Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided, however, that no such waiver and no such amendment, supplement or modification shall (i) reduce the principal amount or extend the final scheduled date of maturity of any Loan, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase the amount or extend the expiration date of any Lender's Commitments, or modify the Super-priority Claim status of the Lenders in respect of any Lender's Loans, or waive a Default or Event of Default under paragraph f(ii) of Section 7, in each case, without the consent of each Lender directly affected thereby, (ii) amend, modify or waive any provision of this
Section 11.1 or reduce any percentage specified in the definition of Required Lenders, or consent to the assignment or transfer by any Loan Party of any of its rights and obligations under this Agreement and the other Loan Documents, or release all or substantially all or any material part of the Collateral owned by Core Businesses or any material guarantee of the Obligations, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Section 8 without the written consent of the Administrative Agent. Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon the Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes. In the case of any waiver, the Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under the other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

                  11.2 Notices. All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of the Borrower, the Guarantors and the Administrative Agent, as set forth in Schedule I in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

         The Borrower
         and the Guarantors:                FPA Medical Management, Inc.
                                            5835 Blue Lagoon Drive
                                            Miami, Florida  33126
                                            Attention:  Stephen Dresnick, M.D.
                                            Telecopy:  (305) 513-7350
                                            Telephone:  (305) 513-7101
              with a copy to:   FPA Medical Management, Inc.
                                3636 Nobel Drive, Suite 200
                                San Diego, California 92122
                                Attention: James Lebovitz
                                Telecopy: (619) 453-1941
                                Telephone: (619) 493-1000

              with a copy to:   Skadden, Arps, Slate, Meagher & Flom (Illinois)
                                333 West Wacker Drive
                                Chicago, Illinois  60606-1285
                                Attention: John Wm. Butler, Jr.
                                Telecopy: (312) 407-0818
                                Telephone: (312) 407-0730

    The Administrative Agent:   BankBoston, N.A.
                                100 Federal Street
                                Mail Code 01-06-01
                                Boston, Massachusetts  02110
                                Attention: David Eusden
                                Telecopy: (617) 434-4775
                                Telephone: (617) 434-5176

              with a copy to:   Simpson Thacher & Bartlett
                                425 Lexington Avenue
                                New York, New York 10017
                                Attention: Lillian E. Kraemer
                                           Kenneth S. Ziman
                                Telecopy: (212) 455-2502
                                Telephone: (212) 455-2000

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.2, 2.7 or 2.11 shall not be effective until received. Any notice or delivery to or from or consent required of the Borrower hereunder or pursuant to any other Loan Document may be made to or by the Borrower.

                  11.3 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

                  11.4 Survival. All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement and the Notes and the making of the Loans hereunder.

                  11.5 Payment of Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent, Lehman Commercial Paper Inc. and Van Kampen American Capital Prime Rate Income Trust (or any of its Affiliates that are Lenders) for their respective reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, administration and any amendment, supplement or modification to, this Agreement and the other Loan Documents and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including, without limitation, the reasonable fees and disbursements of (i) separate counsel to each of the Administrative Agent, Lehman Commercial Paper Inc. and Van Kampen American Capital Prime Rate Income Trust (or any of its Affiliates that are Lenders) and
(ii) financial advisors to the Administrative Agent, (b) to pay or reimburse each Lender and the Administrative Agent for all their out-of-pocket costs and expenses incurred in connection with the enforcement, administration or preservation of any rights under this Agreement, the other Loan Documents and any such other documents, including, without limitation, the fees and disbursements of counsel to each Lender and counsel and any financial advisor to the Administrative Agent or any other outside professional engaged by any such Lender or the Administrative Agent, (c) to pay, indemnify, and hold each Lender and the Administrative Agent harmless from, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents and any such other documents, (d) to pay all the actual and reasonable expenses of the Administrative Agent related to this Agreement, the other Loan Documents or the Loans in connection with the Cases (including, without limitation, the on-going monitoring by the Administrative Agent of the Cases, including attendance by the Administrative Agent and counsel or financial advisors to the Administrative Agent at meetings, hearings or other proceedings and the on-going review of documents filed with the Bankruptcy Court) and (e) to pay, indemnify, and hold each Lender and the Administrative Agent and their respective officers, directors, trustees, employees, affiliates, agents and controlling persons (each, an "indemnitee") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including, without limitation, any of the foregoing relating to the use of proceeds of the Loans or the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of the Borrower, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the "indemnified liabilities"), provided that the Borrower shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities to the extent such indemnified liabilities resulted from the gross negligence or willful misconduct of such indemnitee. The agreements in this
Section 11.5 shall survive repayment of the Loans and all other amounts payable hereunder and the termination of the Commitments and, in the case of any Lender that may assign any interest in its Commitments or Loans hereunder, shall survive the making of such assignment, notwithstanding that such assigning Lender may cease to be a "Lender" hereunder.

                  11.6 Successors and Assigns; Participations and Assignments.
(a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Lenders, the Administrative Agent, all future holders of the Loans and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

                  (b) Any Lender may, without the consent of the Borrower, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks, financial institutions or funds that regularly invest in loans and/or loan participations or, with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed), any other entities (each, a "Participant") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender hereunder and under the other Loan Documents. In the event of any such sale by a Lender of a participating interest to a Participant, such Lender's obligations under this Agreement to the other parties to this Agreement shall remain unchanged, such Lender shall remain solely responsible for the performance thereof, such Lender shall remain the holder of any such Note for all purposes under this Agreement and the other Loan Documents, and the Borrower and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and the other Loan Documents. In no event shall any Participant under any such participation have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent is in respect of any issues requiring the approval of 100% of the Lenders pursuant to Section 11.1. The Borrower agrees that if amounts outstanding under this Agreement and the Notes are due or unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall, to the maximum extent permitted by applicable law, be deemed to have the right of setoff in respect of its participating interest in amounts owing under this Agreement and any Note to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement or any Note, provided that, in purchasing such participating interest, such Participant shall be deemed to have agreed to share with the Lenders the proceeds thereof as provided in Section 11.7(a) as fully as if it were a Lender hereunder. The Borrower also agrees that each Participant shall be entitled to the benefits of Sections 2.12 and 2.13 with respect to its participation in the Commitments and the Loans outstanding from time to time as if it was a Lender; provided that, in the case of Section 2.13, such Participant shall have complied with the requirements of said Section and provided, further, that no Participant shall be entitled to receive any greater amount pursuant to any such Section than the transferor Lender would have been entitled to receive in respect of the amount of the participation transferred by such transferor Lender to such Participant had no such transfer occurred. No sale may be made to an entity that is substantially engaged in the health care business.

                  (c) Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time and from time to time assign to any Lender or any affiliate thereof or, with the consent of the Administrative Agent (which shall not be unreasonably withheld or delayed), to any other bank, financial institution or other entity (an "Assignee") all or any part of its rights and obligations under this Agreement and the Notes pursuant to an Assignment and Acceptance, substantially in the form of Exhibit F, executed by such Assignee, such assigning Lender (and, in the case of an Assignee that is not then a Lender or an affiliate thereof, by the Administrative Agent) and delivered to the Administrative Agent for its acceptance and recording in the Register; provided that no such assignment to an Assignee (i) shall be in an aggregate principal amount of less than $1,000,000 (other than in the case of an assignment of all of a Lender's interests under this Agreement and the Notes);
(ii) shall be to any Assignee who, after giving effect to such assignment, is not (together with any affiliate or other entity for which it acts as agent) an Prepetition Lender holding Loans under, and as defined in, the Prepetition Credit Agreement in an aggregate principal amount equal to at least the principal amount of the Loans and/or Commitments hereunder held by such Assignee; and (iii) shall be permitted if, after giving effect to such assignment, the assigning Lender (together with any affiliate or other entity for which it acts as agent) would not be an Prepetition Lender holding Loans under, and as defined in the Prepetition Credit Agreement in an aggregate principal amount equal to at least the principal of the Loans and/or Commitments hereunder held by such Lender. Upon such execution, delivery, acceptance and recording, from and after the effective date determined pursuant to such Assignment and Acceptance, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Lender hereunder with a Commitment as set forth therein, and (y) the assigning Lender thereunder shall, to the extent provided in such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such assigning Lender shall cease to be a party hereto). Notwithstanding the provisions of this paragraph (c), no assignment may be made to any entity that is substantially engaged in the health care business.

                  (d) A Note and the obligation(s) evidenced thereby may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer of such Note and the obligation(s) evidenced thereby on the Register (and each Note shall expressly so provide). Any assignment or transfer of all or part of such obligation(s) and the Note(s) evidencing the same shall be registered on the Register only upon surrender for registration of assignment or transfer of the Note(s) evidencing such obligation(s), accompanied by an Assignment and Acceptance duly executed by the holder of such Note(s), and thereupon one or more new Note(s) in the same aggregate principal amount shall be issued to the designated Assignee(s) and the old Notes(s) shall be returned by the Administrative Agent to the Borrower marked "cancelled." No assignment of a Note and the obligation(s) evidenced thereby shall be effective unless it has been recorded in the Register as provided in this Section 11.6(d).

                  (e) The Administrative Agent shall maintain at its address referred to in Section 11.2 a copy of each Assignment and Acceptance delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time and the registered owners of the obligation(s) evidenced by the Note(s). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as the owner of the Loan or the obligation evidenced by a Note recorded therein for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (f) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Assignee (and, in the case of an Assignee that is not then a Lender or an affiliate thereof or a Person under common management with such Lender, by the Administrative Agent) together with payment to the Administrative Agent of a registration and processing fee of $2,000 (except that no such registration and processing fee shall be payable in the case of an Assignee which is already a Lender or is an affiliate of a Lender or a Person under common management with a Lender), the Administrative Agent shall (i) promptly accept such Assignment and Acceptance and (ii) on the effective date determined pursuant thereto record the information contained therein in the Register and give notice of such acceptance and recordation to the Lenders and the Borrower. On or prior to such effective date, the Borrower, at its own expense, upon request, shall execute and deliver to the Administrative Agent (in exchange for the Note, of the assigning Lender) a new Note to the order of such Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained a Commitment upon request, a new Note, to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Notes shall be dated the Closing Date and shall otherwise be in the form of the Note replaced thereby.

                  (g) The Borrower authorizes each Lender to disclose to any Participant or Assignee (each, a "Transferee") and any prospective Transferee which agrees to be bound by the provisions of Section 11.16 as if such prospective Transferee were a Lender, any and all financial information in such Lender's possession concerning the Borrower and its Affiliates which has been delivered to such Lender by or on behalf of the Borrower pursuant to this Agreement or which has been delivered to such Lender by or on behalf of the Borrower in connection with such Lender's credit evaluation of the Borrower and its Affiliates prior to becoming a party to this Agreement.

                  (h) Nothing herein shall prohibit or restrict any Lender from
(i) pledging or assigning any Note to any Federal Reserve Bank in accordance with applicable law or (ii) with the prior consent of the Administrative Agent and the Borrower (which, in each case, shall not be unreasonably withheld or delayed or conditioned), pledging its rights in connection with any Loan or Note to any other Person.

                  11.7 Adjustments; Set-off. (a) If any Lender (a "Benefitted Lender") shall at any time receive any payment of all or part of its Loans owing to it, or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Lender's Loans, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders a participating (or, at the option of such Lender, a direct) interest in such portion of each such other Lender's Loan or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest.

                  (b) Subject to (i) the Carve-Out and (ii) the giving of the notice as described Section 7, notwithstanding the provisions of Section 362 of the Bankruptcy Code and any other rights and remedies of the Lenders provided by law, each Lender shall have the right upon the occurrence of an Event of Default to set-off and apply against any indebtedness, whether matured or unmatured, of the Borrower under this Agreement, any amount owing from such Lender to the Borrower, at or at any time after, the happening of any Event of Default, subject in each case to Section 7 of this Agreement.

                  11.8 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  11.9 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  11.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Borrower, the Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender, or by the Borrower or any Guarantor, relative to subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents.

                  11.11 GOVERNING LAW. THIS AGREEMENT AND THE NOTES AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK AND, TO THE EXTENT APPLICABLE, THE BANKRUPTCY CODE.

                  11.12 Submission To Jurisdiction; Waivers. Each of the Borrower and the Guarantors hereby irrevocably and unconditionally:

                  (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Bankruptcy Court and, if the Bankruptcy Court does not have (or abstains from) jurisdiction, to the non-exclusive general jurisdiction of the Courts of the State of New York, and the courts of the United States for the Southern District of New York, and appellate courts from any thereof;

                  (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                  (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to the Borrower or such Guarantor, as the case may be, at its address set forth in Section 11.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

                  (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

                  (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 11.12 any special, exemplary, punitive or consequential damages.

                  11.13 Acknowledgements. The Borrower hereby acknowledges that:

                  (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

                  (b) neither any Agent nor any Lender has any fiduciary relationship with or duty to or the Borrower arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Administrative Agent and Lenders, on one hand, and the Borrower, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

                  (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Borrower and the Lenders.

                  11.14 WAIVERS OF JURY TRIAL. THE BORROWER, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

                  11.15 Absence of Prejudice to the Prepetition Lenders with Respect to Matters Before the Bankruptcy Court. The Administrative Agent or any Lender, in its capacity as the Prepetition Agent, the Sterling Agent, an Prepetition Lender or a Sterling Lender under the Prepetition Credit Agreement and the Sterling Credit Agreement, respectively, shall be free to bring, oppose or support any matter before the Bankruptcy Court no matter how treated in this Agreement, and the fact that the Administrative Agent is also the Prepetition Agent and the Sterling Agent and a Lender is also an Prepetition Lender or a Sterling Lender shall in no way prejudice the rights of such entities under, or in respect of, the Prepetition Credit Agreement, the Sterling Credit Agreement or hereunder.

                  11.16 Confidentiality. Each of the Administrative Agent and the Lenders agree to keep confidential all non-public information provided to it by any Loan Party pursuant to this Agreement that is designated by such Loan Party as confidential; provided that nothing herein shall prevent the Administrative Agent or any Lender from disclosing any such information (a) to the Administrative Agent, any other Lender or any affiliate of any Lender, (b) to any Transferee or prospective Transferee which agrees to comply with the provisions of this Section 11.16, (c) to the employees, directors, agents, attorneys, accountants and other professional advisors of such Lender or its affiliates, (d) upon the request or demand of any Governmental Authority having jurisdiction over the Administrative Agent or such Lender, (e) in response to any order of any court or other Governmental Authority or as may otherwise be required pursuant to any Requirement of Law, (f) if requested or required to do so in connection with any litigation or similar proceeding, (g) which has been publicly disclosed other than in breach of this Section 11.16 or (h) in connection with the exercise of any remedy hereunder or under any other Loan Document.

                  11.17 Conflict with Orders. To the extent of any conflict between any provision of this Agreement and the Orders, the provisions of the Orders shall govern.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                                 FPA MEDICAL MANAGEMENT, INC.


                                 By: _____________________________________
                                     Title:


                                 AHI HEALTHCARE SYSTEMS, INC.
                                 AHI (TEXAS) HEALTHCARE SYSTEMS, INC.
                                 AMG MANAGEMENT COMPANY
                                 AMERICAN HEALTH MEDICAL GROUP, DOWNEY,
                                   INC.
                                 AVANTI HEALTH SYSTEMS OF TEXAS, INC.
                                 BHP IPA, INC.
                                 BEVERLY HILLS/WEST LOS ANGELES MEDICAL
                                   NETWORK, A MEDICAL GROUP, INC.
                                 CENTURY FAMILY MEDICAL GROUP, INC.
                                 CINCINNATI HEALTH PARTNERS, INC.
                                 COMPREHENSIVE PRIMARY CARE MSO, INC.
                                 CONNEKT, LLC
                                 CORNERSTONE PHYSICIANS CORPORATION
                                 CORNERSTONE PHYSICIANS OF PHOENIX, INC.
                                 FHC IPA, INC.
                                 FHMG/TDMC MEDICAL GROUP, A PROFESSIONAL
                                   CORPORATION
                                 FAMILY PRACTICE ASSOCIATES OF SOUTHERN
                                   CALIFORNIA, A MEDICAL CORP.
                                 FPA ACQUISITION CORPORATION
                                 FPA AXMINSTER MEDICAL GROUP, INC.
                                 FPA HOLDING COMPANY OF CALIFORNIA, INC.
                                 FPA INDEPENDENT PRACTICE ASSOCIATION,
                                   A MEDICAL CORP.
                                 FPA MEDICAL GROUP OF CALIFORNIA, INC.
                                 FPA MEDICAL GROUP OF FLORIDA, INC.
                                 FPA MEDICAL GROUP OF GEORGIA, P.C.
                                 FPA MEDICAL GROUP OF KENTUCKY, INC.
                                 FPA MEDICAL GROUP OF NORTHERN
                                   CALIFORNIA, INC.

                                 FPA MEDICAL GROUP OF TEXAS, A TEXAS
                                   PROFESSIONAL ASSOCIATION
                                 FPA MEDICAL GROUP OF THE GREATER BAY
                                   AREA, INC.
                                 FPA MEDICAL GROUP, P.A.
                                 FPA MEDICAL MANAGEMENT OF ARIZONA, INC.
                                 FPA MEDICAL MANAGEMENT OF FLORIDA, INC.
                                 FPA MEDICAL MANAGEMENT OF GEORGIA, INC.
                                 FPA MEDICAL MANAGEMENT OF ILLINOIS, INC.
                                 FPA MEDICAL MANAGEMENT OF KENTUCKY,
                                   INC.
                                 FPA MEDICAL MANAGEMENT OF LOUISIANA,
                                   INC.
                                 FPA MEDICAL MANAGEMENT OF MISSOURI, INC.
                                 FPA MEDICAL MANAGEMENT OF NORTH
                                   CAROLINA, INC.
                                 FPA MEDICAL MANAGEMENT OF SOUTH
                                   CAROLINA, INC.
                                 FPA MEDICAL MANAGEMENT OF TENNESSEE,
                                   INC.
                                 FPA MEDICAL MANAGEMENT OF TEXAS, INC.
                                 FPA MEDICAL MANAGEMENT OF THE
                                   MID-ATLANTIC, INC.
                                 FPA SURGICAL CENTER, INC.
                                 FPA WOMEN'S CARE OF GEORGIA, INC.
                                 FPA OF GEORGIA, INC.
                                 FOUNDATION HEALTH IPA, A PROFESSIONAL
                                   MEDICAL CORPORATION
                                 G.P.M. IPA, INC.
                                 GATEWAY IPA, INC.
                                 GATEWAY PHYSICIANS SERVICES, INC.
                                 GOTHAM MANAGEMENT, INC.
                                 GOTHAM MID-TOWN MANAGEMENT, INC.
                                 HAYWARD VESPER MEDICAL GROUP, INC.
                                 HEALTH ONE ASSOCIATES, INC.
                                 HEALTH PARTNERS, INC.
                                 HEALTHCAP, INC.
                                 HEALTHCAP-MISSOURI, INC.
                                 HEALTHCAP-NEVADA, INC.
                                 INTERGROUP IPA, P.C.
                                 MID-LEVEL PRACTITIONERS, INC.
                                 MONTEBELLO PHYSICIANS MEDICAL GROUP,
                                   INC.

                                 NOVA HEALTHCARE MEDICAL GROUP, INC.
                                 NOVA PHYSICIANS MEDICAL CORPORATION, INC.
                                 OB-GYN MANAGEMENT, INC.
                                 PHYSICIAN NETWORK OF WHITTIER MEDICAL
                                   ASSOCIATES, INC.
                                 PHYSICIANS MEDICAL GROUP OF FLORIDA, INC.
                                 PRIMARY CARE MEDICAL GROUP AT LITTLE
                                   COMPANY OF MARY HOSPITAL, INC.
                                 PRIVATE PHYSICIANS GROUP AT STANFORD, A
                                   MEDICAL GROUP, INC.
                                 SAN ANTONIO HEALTH PARTNERS, INC.
                                 ST. FRANCIS CARE MEDICAL GROUP
                                 STERLING ANESTHESIA, INC.
                                 STERLING CREDENTIALS VERIFICATION
                                   SERVICES, INC.
                                 STERLING EMERGENCY MEDICAL CARE, INC.
                                 STERLING EMERGENCY TREATMENT
                                   ASSOCIATES, INC.
                                 STERLING HEATHCARE GROUP, INC.
                                 STERLING HEALTHCARE MEDICAL CORP.
                                 STERLING HEALTHCARE OF TEXAS, P.A.
                                 STERLING MEDICAL GROUP OF MICHIGAN, INC.
                                 STERLING MEDICAL GROUP OF MICHIGAN, P.C.
                                 STERLING MEDNET EMERGENCY SERVICES, INC.
                                 STERLING MIAMI, INC.
                                 STERLING MICHIGAN, P.C.
                                 STERLING PROFESSIONAL EMERGENCY
                                   PHYSICIANS, LLC
                                 STERLING RADIOLOGY, INC.
                                 STERLING REGIONAL EMERGENCY SERVICES,
                                   INC.
                                 STERLING SUB TEXAS, INC.
                                 THE DOCTORS OFFICENTER MEDICAL GROUP OF
                                   HOUSTON, P.A.
                                 THE DOCTORS OFFICENTER MEDICAL GROUP OF
                                   DALLAS, P.A.
                                 THOMAS-DAVIS MEDICAL CENTERS, P.C.
                                 VIP IPA, A PROFESSIONAL MEDICAL
                                   CORPORATION
                                 VIRGINIA HEALTH PARTNERS, INC.
                                 VMS MEDICAL IPA, INC.

                                 By: _______________________________________
                                     Title:

                                BANKBOSTON, N.A., as Administrative Agent and as
                                      a Lender


                                By: ________________________________________
                                    Title:

                                 LEHMAN COMMERCIAL PAPER INC.


                                 By: ______________________________________
                                     Title:

                                 GOLDMAN SACHS CREDIT PARTNERS L.P.


                                 By: _____________________________________
                                     Title:

                                 VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                 INCOME TRUST


                                 By: ___________________________________
                                     Title:

                                                                      Schedule I

                   LENDERS, NOTICE INFORMATION AND COMMITMENTS



===================================================================================================================

                                                                   TERM LOAN                      LOAN
                    ADDRESS FOR NOTICES                            COMMITMENT                  PERCENTAGE
===================================================================================================================

  BANKBOSTON, N.A.                                               $9,500,000.00                  19.00000%
  100 Federal Street
  Mail Stop 01-06-01
  Boston, MA  02110
  Attention: David Eusden
  Telecopy: (617) 434-4775
  Telephone: (617) 434-5176

-------------------------------------------------------------------------------------------------------------------

  GOLDMAN SACHS CREDIT PARTNERS                                  $7,000,000.00                  14.00000%
    L.P.
  85 Broad Street
  New York, NY  10004
  Attention: Jeff Fergus
  Telecopy: 212-346-2608
  Telephone 212-902-4423

-------------------------------------------------------------------------------------------------------------------

  LEHMAN COMMERCIAL PAPER INC.                                   $28,500,000.00                 57.00000%
  3 World Financial Center, 10th Floor
  New York, New York 10285
  Attention: Steve Ledoux
  Telecopy: (212) 526-6600
  Telephone: (212) 526-6840

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

  VAN KAMPEN AMERICAN CAPITAL                                    $5,000,000.00                  10.00000%
  PRIME RATE INCOME TRUST
  One Parkview Plaza
  Oakbrook Terrace, IL 60181
  Attention:  Jeffrey Maillet
  Telecopy:  (630) 684-6740
  Telephone: (630) 684-6438

===================================================================================================================

                           TOTAL                                 $50,000,000.00                100.000000%
===================================================================================================================





                                        1